Exhibit 2.2.(C)

SECOND SUPPLEMENTAL TRUST DEED

TELECOM ITALIA S.p.A.

as an Issuer and as Guarantor

and

TELECOM ITALIA FINANCE S.A.

as an Issuer

and

J.P. MORGAN CORPORATE TRUSTEE SERVICES LIMITED

modifying and restating the Trust Deed

dated 23 January 2004 (as previously modified)

relating to a €10,000,000,000

Euro Medium Term Note Programme

FOR THE ISSUERS AND THE GUARANTOR:

as to English law: Linklaters One Silk Street London EC2Y 8HQ	as to Luxembourg law: Linklaters Loesch 35, avenue John F. Kennedy L-1855 Luxembourg

as to Italian law: Gianni, Origoni, Grippo & Partners Via delle Quattro Fontane 20 00184 Rome Italy	as to Italian tax law: Maisto e Associati Piazza Filippo Meda, 5 20121 Milan Italy

FOR THE TRUSTEE: ALLEN & OVERY LLP One New Change London EC4M 9QQ

2 DECEMBER 2005

THIS SECOND SUPPLEMENTAL TRUST DEED is made on 2 DECEMBER 2005

BETWEEN:

(1)

TELECOM ITALIA S.p.A., a company incorporated with limited liability under the laws of the Republic of Italy, whose registered office is at Piazza degli Affari, 2, 20123 Milan, Italy (Telecom Italia or the Guarantor);

(2)

TELECOM ITALIA FINANCE S.A., a société anonyme incorporated with limited liability under the laws of the Grand-Duchy of Luxembourg, whose registered office is at 287-289 route d’Arlon, L-1150 Luxembourg and registered with the Register of Commerce and Companies in Luxembourg under the number B-76448 (TI Finance and together with Telecom Italia (in its capacity as an issuer), the Issuers and each an Issuer); and

(3)

J.P. MORGAN CORPORATE TRUSTEE SERVICES LIMITED, a company incorporated with limited liability in England and Wales, whose registered office is at Trinity Tower, 9 Thomas More Street, London E1W 1YT, England (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders, the Receiptholders and the Couponholders (each as defined below).

WHEREAS:

(1)	This Second Supplemental Trust Deed is supplemental to:

(A)

the Trust Deed dated 23 January 2004 (hereinafter called the Principal Trust Deed) made between Telecom Italia, TI Finance and the Trustee and relating to a €10,000,000,000 Euro Medium Term Note Programme established by Telecom Italia and TI Finance; and

(B)

the First Supplemental Trust Deed dated 17 February 2005 (hereinafter called the First Supplemental Trust Deed and together with the Principal Trust Deed, the Subsisting Trust Deeds) made between the same parties as are parties hereto and modifying the provisions of the Principal Trust Deed.

(2)	On 2 December 2005 the Issuers published a modified and updated prospectus relating to the Programme (the Prospectus).

NOW THIS SECOND SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS HEREBY AGREED AND DECLARED as follows:

1.

SUBJECT as hereinafter provided and unless there is something in the subject matter or context inconsistent therewith all words and expressions defined in the Subsisting Trust Deeds shall have the same meanings in this Second Supplemental Trust Deed.

2.	Save:

(a)

in relation to all Series of Notes issued during the period up to and including the day last preceding the date of this Second Supplemental Trust Deed (the Existing Notes) and any Notes issued on or after the date of this Second Supplemental Trust Deed so as to be consolidated and form a single Series with any Series of Existing Notes; and

(b)	for the purpose (where necessary) of construing the provisions of this Second Supplemental Trust Deed, with effect on and from the date of this Second Supplemental Trust Deed:

(i)

the Principal Trust Deed (as previously modified) is further modified in such manner as would result in the Principal Trust Deed as so further modified being in the form set out in the Schedule hereto; and

(ii)

the provisions of the Principal Trust Deed (as previously modified) insofar as the same still have effect shall cease to have effect and in lieu thereof the provisions of the Principal Trust Deed as so further modified (and being in the form set out in the Schedule hereto) shall have effect.

3.

THE provisions of the Principal Trust Deed (as previously modified) and as further modified by this Second Supplemental Trust Deed shall be valid and binding obligations of each of the Issuers, the Guarantor and the Trustee.

4.	THE Subsisting Trust Deeds shall henceforth be read and construed as one document with this Second Supplemental Trust Deed.

5.	A memorandum of this Second Supplemental Trust Deed shall be endorsed by the Trustee on the Principal Trust Deed and by the Issuers on their duplicates thereof.

IN WITNESS whereof this Second Supplemental Trust Deed has been executed as a deed by the Issuers and the Trustee and delivered on the date first above written.

1

SCHEDULE

Allen & Overy LLP

TRUST DEED

TELECOM ITALIA S.p.A.

as an Issuer and as Guarantor

and

TELECOM ITALIA FINANCE S.A.

as an Issuer

and

J.P. MORGAN CORPORATE TRUSTEE SERVICES LIMITED

relating to a

€10,000,000,000

Euro Medium Term Note Programme

FOR THE ISSUERS AND THE GUARANTOR:

as to English law: Linklaters One Silk Street London EC2Y 8HQ	as to Luxembourg law: Linklaters Loesch 35, avenue John F. Kennedy L-1855 Luxembourg

as to Italian law: Gianni, Origoni, Grippo & Partners Via delle Quattro Fontane 20 00184 Rome Italy	as to Italian tax law: Maisto e Associati Piazza Filippo Meda, 5 20121 Milan Italy

FOR THE TRUSTEE: ALLEN & OVERY LLP One New Change London EC4M 9QQ

23 JANUARY 2004

THIS TRUST DEED is made on 23 JANUARY 2004

BETWEEN:

(1)

TELECOM ITALIA S.p.A., a company incorporated with limited liability under the laws of the Republic of Italy, whose registered office is at Piazza degli Affari, 2, 20123 Milan, Italy (Telecom Italia or the Guarantor);

(2)

TELECOM ITALIA FINANCE S.A., a société anonyme incorporated with limited liability under the laws of the Grand-Duchy of Luxembourg, whose registered office is at 287-289 route d’Arlon, L-1150 Luxembourg and registered with the Register of Commerce and Companies in Luxembourg under the number B-76448 (TI Finance and together with Telecom Italia (in its capacity as an issuer), the Issuers and each an Issuer); and

(3)

J.P. MORGAN CORPORATE TRUSTEE SERVICES LIMITED, a company incorporated with limited liability in England and Wales, whose registered office is at Trinity Tower, 9 Thomas More Street, London E1W 1YT, England (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders, the Receiptholders and the Couponholders (each as defined below).

WHEREAS:

(A)

By a resolution of the Board of Directors of Telecom Italia passed on 10 October 2003 and by a resolution of the Board of Directors of TI Finance passed on 16 December 2003, each of them has resolved to establish a single Euro Medium Term Note Programme (the Programme) pursuant to which each of them may from time to time issue Notes as set out therein and herein. Notes up to a maximum nominal amount (calculated in accordance with Clause 3.5 of the Programme Agreement (as defined below)) from time to time outstanding of €10,000,000,000 (subject to increase as provided in the Programme Agreement) (the Programme Limit) may be issued pursuant to the said Programme.

(B)	By a resolution of the Board of Directors of Telecom Italia passed on 10 October 2003 Telecom Italia has resolved to guarantee all Notes issued under the Programme by TI Finance.

(C)	The Trustee has agreed to act as trustee of these presents for the benefit of the Noteholders, the Receiptholders and the Couponholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.	DEFINITIONS

1.1	IN these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

Agency Agreement means the agreement dated 23 January 2004, as amended and/or supplemented and/or restated from time to time, pursuant to which Telecom Italia (in its capacity as an Issuer and as a Guarantor) and TI Finance have appointed the Agent and the other Paying Agents in relation to all or any Series of the Notes and any other agreement for the time being in force appointing further or other Paying Agents or another Agent in relation to all or any Series of the Notes, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements;

Agent means, in relation to all or any Series of the Notes, JPMorgan Chase Bank, N.A. as issuing and paying agent at its office at Trinity Tower, 9 Thomas More Street, London E1W 1YT, or, if applicable, any Successor agent in relation thereto;

Appointee means any attorney, manager, agent, delegate, nominee, custodian or other person appointed by the Trustee under these presents;

Auditors means the auditors for the time being of the relevant Issuer or, as the case may be, Telecom Italia (where the relevant Issuer is TI Finance) or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants as may be nominated or approved by the Trustee for the purposes of these presents;

Authorised Signatory means any person who (a) is a Director or the Secretary of the relevant Issuer or, as the case may be, Telecom Italia (where the relevant Issuer is TI Finance) or (b) has been notified by the relevant Issuer or Telecom Italia (where the relevant Issuer is TI Finance) in writing to the Trustee as being duly authorised to sign documents and to do other acts and things on behalf of the relevant Issuer or, as the case may be, Telecom Italia for the purposes of these presents;

Calculation Agency Agreement means in relation to all or any Series of the Notes an agreement in or substantially in the form of Schedule 1 to the Agency Agreement;

Calculation Agent means, in relation to all or any Series of the Notes, the person appointed as such from time to time pursuant to the provisions of the Calculation Agency Agreement or any Successor calculation agent in relation thereto;

Clearstream, Luxembourg means Clearstream Banking, société anonyme, a limited liability company organised under Luxembourg law;

Conditions means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting such Series, such terms and conditions being in or substantially in the form set out in Schedule 1 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s) as modified and supplemented by the Final Terms applicable to the Notes of the relevant Series, in each case as from time to time modified in accordance with the provisions of these presents;

Coupon means an interest coupon appertaining to a Definitive Note (other than a Zero Coupon Note), such coupon being:

(a)

if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Part 5 A of Schedule 2 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s); or

(b)

if appertaining to a Floating Rate Note or an Index Linked Interest Note, in the form or substantially in the form set out in Part 5 B of Schedule 2 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s); or

(c)

if appertaining to a Definitive Note which is neither a Fixed Rate Note nor a Floating Rate Note nor an Index Linked Interest Note, in such form as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 11;

Couponholders means the several persons who are for the time being holders of the Coupons and includes, where applicable, the holders of the Talons;

Dealers means Barclays Bank PLC, BNP PARIBAS, Banca Caboto s.p.a., Deutsche Bank AG London, J.P. Morgan Securities Ltd., Lehman Brothers International (Europe), MCC S.p.A.—Capitalia Gruppo Bancario, Mediobanca—Banca di Credito Finanziario S.p.A. and UniCredit Banca Mobiliare S.p.A. and any other entity which the relevant Issuer may appoint as a Dealer and notice of whose appointment has been given to the Agent and the Trustee by the relevant Issuer in accordance with the provisions of the Programme Agreement but excluding any entity whose appointment has been terminated in accordance with the provisions of the Programme Agreement and notice of which termination has been given to the Agent and the Trustee by the relevant Issuer in accordance with the provisions of the Programme Agreement and references to a relevant Dealer or relevant Dealer(s) mean, in the case of an issue of Notes being subscribed by more than one Dealer, the Lead Manager(s) acting on behalf of all Dealers agreeing to subscribe such Notes;

Definitive Note means a Note in definitive form issued or, as the case may require, to be issued by the relevant Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s), the Agency Agreement and these presents in exchange for either a Temporary Global Note or part thereof or a Permanent Global Note (all as indicated in the applicable Final Terms), such Note in definitive form being in the form or substantially in the form set out in Part 3 of Schedule 2 with such modifications (if any) as may be agreed between the relevant Issuer, Telecom Italia (where the relevant Issuer is TI Finance), the Agent, the Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange in the case of Telecom Italia, incorporating the Conditions by reference (where applicable to this Trust Deed) as indicated in the applicable Final Terms and having the relevant information supplementing, replacing or modifying the Conditions appearing in the applicable Final Terms endorsed thereon or attached thereto and (except in the case of a Zero Coupon Note in bearer form) having Coupons and, where appropriate, Receipts and/or Talons attached thereto on issue;

Dual Currency Note means a Note in respect of which payments of principal and/or interest are made or to be made in such different currencies, and at rates of exchange calculated upon such basis or bases, as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

Early Redemption Amount has the meaning ascribed thereto in Condition 6.5;

Euroclear means Euroclear Bank S.A./N.V. as operator of the Euroclear System;

Event of Default means any of the conditions, events or acts provided in Condition 10.1 to be Events of Default (being events upon the happening of which the Notes of any Series would, subject only to notice by the Trustee as therein provided, become immediately due and repayable);

Extraordinary Resolution has the meaning ascribed thereto in Schedule 3;

Final Terms has the meaning set out in the Programme Agreement;

Fixed Rate Note means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or fixed dates in each year and on redemption or on such other dates as may be agreed between the relevant Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

Floating Rate Note means a Note on which interest is calculated at a floating rate payable one-, two-, three-, six- or twelve-monthly or in respect of such other period or on such date(s) as may be agreed between the relevant Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

Global Note means a Temporary Global Note and/or a Permanent Global Note, as the context may require;

Index Linked Interest Note means a Note in respect of which the amount payable in respect of interest is calculated by reference to such index and/or formula or to changes in the prices of securities or commodities or to such other factors as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

Index Linked Note means an Index Linked Interest Note and/or an Index Linked Redemption Amount Note, as applicable;

Index Linked Redemption Amount Note means a Note in respect of which the amount payable in respect of principal is calculated by reference to such index and/or formula or to changes in the prices of securities or commodities or to such other factors as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms;

Interest Commencement Date means, in the case of interest-bearing Notes, the date specified in the applicable Final Terms from (and including) which such Notes bear interest, which may or may not be the Issue Date;

Interest Payment Date means, in relation to any Floating Rate Note or Index Linked Interest Note, either:

(a)

the date which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or the Interest Commencement Date (in the case of the first Interest Payment Date); or

(b)	such date or dates as are indicated in the applicable Final Terms;

Issue Date means, in respect of any Note, the date of issue and purchase of such Note pursuant to and in accordance with the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s), being in the case of any Permanent Global Note or Definitive Note, the same date as the date of issue of the Temporary Global Note which initially represented such Note;

Issue Price means the price, generally expressed as a percentage of the nominal amount of the Notes, at which the Notes will be issued;

Liability means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any amount in respect of value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

London Business Day has the meaning set out in Condition 5.2(e);

Maturity Date means the date on which a Note is expressed to be redeemable;

month means calendar month;

Note means a note issued pursuant to the Programme and denominated in such currency or currencies as may be agreed between the relevant Issuer and the relevant Dealer(s) which:

(a)

has such maturity as may be agreed between the relevant Issuer and the relevant Dealer(s), subject to such minimum or maximum maturity as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the relevant Issuer or the relevant currency; and

(b)

has such denomination as may be agreed between the relevant Issuer and the relevant Dealer(s), subject to such minimum denomination as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the relevant currency, issued or to be issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s), the Agency Agreement and these presents and which shall initially be represented by, and comprised in, a Temporary Global Note which may (in accordance with the terms of such Temporary Global Note) be exchanged for Definitive Notes or a Permanent Global Note, which Permanent Global Note may (in accordance with the terms of such Permanent Global Note) in turn be exchanged for Definitive Notes (all as indicated in the applicable Final Terms) and includes any replacements for a Note issued pursuant to Condition 11;

Noteholders means the several persons who are for the time being holders of outstanding Notes save that, in respect of the Notes of any Series, for so long as such Notes or any part thereof are represented by a Global Note deposited with a common depositary for Euroclear and Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular nominal amount of the Notes of such Series shall be deemed to be the holder of such nominal amount of such Notes (and the holder of the relevant Global Note shall be deemed not to be the holder) for all purposes of these presents other than with respect to the payment of principal or interest on such nominal amount of such Notes the rights to which shall be vested, as against the relevant Issuer, Telecom Italia (where the relevant Issuer is TI Finance) and the Trustee, solely in such common depositary and for which purpose such common depositary shall be deemed to be the holder of such nominal amount of such Notes in accordance with and subject to its terms and the provisions of these presents and the expressions Noteholder, holder and holder of Notes and related expressions shall be construed accordingly;

notice means, in respect of a notice to be given to Noteholders, a notice validly given pursuant to Condition 14;

outstanding means, in relation to the Notes of all or any Series, all the Notes of such Series issued other than:

(a)	those Notes which have been redeemed pursuant to these presents;

(b)

those Notes in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the Trustee or to the Agent in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the relative Noteholders in accordance with Condition 14) and remain available for payment against presentation of the relevant Notes and/or Receipts and/or Coupons;

(c)	those Notes which have been purchased and cancelled in accordance with Conditions 7.8 and 7.9;

(d)	those Notes which have become void under Condition 9;

(e)	those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 11;

(f)

(for the purpose only of ascertaining the nominal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 11; and

(g)

any Temporary Global Note to the extent that it shall have been exchanged for Definitive Notes or a Permanent Global Note and any Permanent Global Note to the extent that it shall have been exchanged for Definitive Notes in each case pursuant to its provisions, the provisions of these presents and the Agency Agreement,

PROVIDED THAT for each of the following purposes, namely:

(i)	the right to attend and vote at any meeting of the holders of the Notes of any Series;

(ii)

the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Conditions 10.1 and 10.2 and 15 and paragraphs 3, 6, 7and 23 of Part 1 of Schedule 3 and paragraphs 2, 5, 15 and 17 of Part 2 of Schedule 3;

(iii)

any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the Notes of any Series; and

(iv)	the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the holders of the Notes of any Series,

those Notes of the relevant Series (if any) which are for the time being held by or on behalf of the relevant Issuer, Telecom Italia (where the relevant Issuer is TI Finance) or any Subsidiary of the relevant Issuer or (where the relevant Issuer is TI Finance) Telecom Italia, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

Paying Agents means, in relation to all or any Series of the Notes, the several institutions (including, where the context permits, the Agent) at their respective specified offices initially appointed as paying agents in relation to such Notes by Telecom Italia and TI Finance pursuant to the Agency Agreement and/or, if applicable, any Successor paying agents in relation thereto;

Permanent Global Note means a global note in the form or substantially in the form set out in Part 2 of Schedule 2 with such modifications (if any) as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Notes of the same Series, issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s), the Agency Agreement and these presents in exchange for the whole or part of the Temporary Global Note issued in respect of such Notes;

Potential Event of Default means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice or certification and/or the taking of any similar action and/or the fulfilment of any similar condition, would be an Event of Default;

Programme means the Euro Medium Term Note Programme established by, or otherwise contemplated in, the Programme Agreement;

Programme Agreement means the agreement of even date herewith between Telecom Italia (in its capacity as an Issuer and as the Guarantor), TI Finance and the Dealers named therein concerning the purchase of Notes to be issued pursuant to the Programme together with any agreement for the time being in force amending, replacing, novating or modifying such agreement;

Receipt means a receipt attached on issue to a Definitive Note redeemable in instalments for the payment of an instalment of principal, such receipt being in the form or substantially in the form set out in Part 4 of Schedule 2 or in such other form as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Receipts issued pursuant to Condition 11;

Receiptholders means the several persons who are for the time being holders of the Receipts;

Reference Banks means, in relation to the Notes of any relevant Series, the several banks initially appointed as reference banks and/or, if applicable, any Successor reference banks in relation thereto;

Relevant Date has the meaning set out in Condition 8;

Relevant Jurisdiction has the meaning set out in Condition 8;

repay, redeem and pay shall each include both the others and cognate expressions shall be construed accordingly;

Securities Act means the United States Securities Act of 1933, as amended;

Series means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (a) expressed to be consolidated and form a single series and (b) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions Notes of the relevant Series, holders of Notes of the relevant Series and related expressions shall be construed accordingly;

Stock Exchange means the Luxembourg Stock Exchange, or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references in these presents to the relevant Stock Exchange shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are, from time to time, or are intended to be, listed;

Subsidiary has the meaning ascribed thereto in Condition 3;

Successor means, in relation to the Agent, the other Paying Agents, the Reference Banks and the Calculation Agent, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of these presents and/or the Agency Agreement (as the case may be) and/or such other or further agent, paying agents, reference banks and calculation agent (as the case may be) in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same city as those for which they are substituted) as may from time to time be nominated, in each case by Telecom Italia and TI Finance and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or the Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Noteholders;

Talons means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, the Definitive Notes (other than the Zero Coupon Notes), such talons being in the form or substantially in the form set out in Part 6 of Schedule 2 or in such other form as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Talons issued pursuant to Condition 11;

Temporary Global Note means a temporary global note in the form or substantially in the form set out in Part 1 of Schedule 2 with such modifications (if any) as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Notes of the same Series, issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s), the Agency Agreement and these presents;

these presents means this Trust Deed and the Schedules and any trust deed supplemental hereto and the Schedules (if any) thereto and the Notes, the Receipts, the Coupons, the Talons, the Conditions and, unless the context otherwise requires, the Final Termss, all as from time to time modified in accordance with the provisions herein or therein contained;

Tranche means all Notes which are identical in all respects (including as to listing);

Trust Corporation means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

Trustee Acts means the Trustee Act 1925 and Trustee Act 2000;

Zero Coupon Note means a Note on which no interest is payable;

words denoting the singular shall include the plural and vice versa;

words denoting one gender only shall include the other genders; and

words denoting persons only shall include firms and corporations and vice versa.

1.2 (a)

All references in these presents to principal and/or principal amount and/or interest in respect of the Notes or to any moneys payable by the relevant Issuer or, as the case may be, Telecom Italia (where the relevant Issuer is TI Finance) under these presents shall, unless the context otherwise requires, be construed in accordance with Condition 6.6.

(b)

All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(c)

Save in relation to Condition 10.1(c), all references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

(d)

All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

(e)

All references in these presents to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include references to any additional or alternative clearing system as is approved by the relevant Issuer, the Agent and the Trustee.

(f)	Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 1985 of Great Britain.

(g)

All references in these presents to taking proceedings against the relevant Issuer or, as the case may be, Telecom Italia (where the relevant Issuer is TI Finance) shall be deemed to include references to proving in the winding up of the relevant Issuer or, as the case may be, Telecom Italia (where the relevant Issuer is TI Finance).

(h)

In this Trust Deed references to Schedules, Clauses, subclauses, paragraphs and subparagraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, subclauses, paragraphs and subparagraphs of this Trust Deed respectively.

(i)	In these presents tables of contents and Clause headings are included for ease of reference and shall not affect the construction of these presents.

(j)

All references in these presents involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference solely to the interests of the holders of the Notes.

1.3

Words and expressions defined in these presents or the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used herein unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and these presents, these presents shall prevail and, in the event of inconsistency between the Agency Agreement or these presents and the applicable Final Terms, the applicable Final Terms shall prevail.

1.4

All references in these presents to the relevant currency shall be construed as references to the currency in which payments in respect of the Notes and/or Receipts and/or Coupons of the relevant Series are to be made as indicated in the applicable Final Terms.

1.5

As used herein, in the event that any Notes are to have a listing or to be listed (i) on the Luxembourg Stock Exchange, listing and listed shall be construed to mean that such Notes have been admitted to trading on the Luxembourg Stock Exchange’s regulated market and have been listed on the official list of the Luxembourg Stock Exchange, and (ii) on any other European Economic Area Stock Exchange, listing and listed shall be construed to mean that such Notes have been admitted to trading on a market within that jurisdiction which is a regulated market for the purposes of the Investment Services Directive (Directive 92/22/EEC).

2.	AMOUNT AND ISSUE OF THE NOTES

2.1	Amount of the Notes, Final Terms and Legal Opinions

THE Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit from time to time and for the purpose of determining such aggregate nominal amount Clause 3.5 of the Programme Agreement shall apply.

By not later than 3.00 p.m. (London time) on the second London Business Day preceding each proposed Issue Date, the relevant Issuer shall deliver or cause to be delivered to the Trustee a draft of the applicable Final Terms and drafts of all legal opinions (if any) to be given in relation to the proposed issue and shall notify the Trustee in writing without delay of the relevant Issue Date and the nominal amount of the Notes to be issued and upon the issue of the relevant Notes shall deliver or cause to be delivered to the Trustee a copy of the final form of the applicable Final Terms. Upon the issue of the relevant Notes, such Notes shall become constituted by these presents without further formality.

Before the first issue of Notes occurring after each anniversary of this Trust Deed and (in relation to a proposed future Issue only) on such other occasions (a) as the Trustee, having consulted the Issuer, so requests (on the basis that (a) the Trustee considers it necessary in view of a change (or proposed change) in applicable law or regulations (or the interpretation or application thereof) affecting the relevant Issuer or, as the case may be, Telecom Italia (where the relevant Issuer is TI Finance), these presents, the Programme Agreement or the Agency Agreement, or (b) the Trustee has other reasonable grounds for such request), the relevant Issuer or, as the case may be, Telecom Italia (where the relevant Issuer is TI Finance) will procure that a further legal opinion or further legal opinions in such form and with such content as the Trustee may require from the legal advisers specified in the Programme Agreement or such other legal advisers as the Trustee may reasonably require is/are delivered to the Trustee. Whenever such a request is made with respect to any Notes to be issued, the receipt of such opinion(s) in a form satisfactory to the Trustee shall be a further condition precedent to the issue of those Notes.

2.2	Covenant to repay principal and to pay interest

The relevant Issuer covenants with the Trustee that it will, as and when the Notes of any Series or any of them or any instalment of principal in respect thereof becomes due to be redeemed in accordance with the Conditions, (subject to the provisions of the Conditions) unconditionally pay or procure to be paid to or to the order of the Trustee in the relevant currency in immediately available funds the principal amount in respect of the Notes of such Series or the amount of such instalment becoming due for redemption on that date and (except in the case of Zero Coupon Notes) shall (subject to the provisions of the Conditions) in the meantime and until redemption in full of the Notes of such Series (both before and after any judgment or other order of a court of competent jurisdiction) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the nominal amount of the Notes outstanding of such Series at rates and/or in amounts calculated from time to time in accordance with, or specified in, and on the dates provided for in, the Conditions (subject to Clause 2.4) PROVIDED THAT:

(a)

every payment of principal or interest or other sum due in respect of the Notes made to or to the order of the Agent in the manner provided in the Agency Agreement shall be in satisfaction pro tanto of the relative covenant by the relevant Issuer in this Clause contained in relation to the Notes of such Series except to the extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the relevant Noteholders, Receiptholders or Couponholders (as the case may be);

(b)

in the case of any payment of principal made to the Trustee or the Agent made to or to the order of the Trustee after the due date or on or after accelerated maturity following an Event of Default interest shall continue to accrue on the nominal amount of the relevant Notes (except in the case of Zero Coupon Notes to which the provisions of Condition 7.10 shall apply) (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) up to and including the date which the Trustee determines to be the date on and after which payment is to be made in respect thereof as stated in a notice given to the holders of such Notes (such date to be not later than 30 days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Agent); and

(c)

in any case where payment of the whole or any part of the principal amount of any Note is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by (b) above), interest shall accrue on the nominal amount of such Note (except in the case of Zero Coupon Notes to which the provisions of Condition 7.10 shall apply) payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) from the date of such withholding or refusal until the date on which, upon further presentation of the relevant Note, payment of the full amount (including interest as aforesaid) in the relevant currency payable in respect of such Note is made and payment of the interest as aforesaid or (if earlier) the seventh day after notice is given to the relevant Noteholder(s) (whether individually or in accordance with Condition 14) that the full amount (including interest as aforesaid) in the relevant currency in respect of such Note is available for payment and the interest as aforesaid is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant on trust for the Noteholders, the Receiptholders and the Couponholders and itself in accordance with these presents.

2.3	Trustee’s requirements regarding Paying Agents etc

At any time after an Event of Default or a Potential Event of Default shall have occurred or the Trustee shall have received any money which it proposes to pay under Clause 10 to the relevant Noteholders, Receiptholders and/or Couponholders or the Notes shall otherwise have become due and repayable, the Trustee may:

(a)

by notice in writing to the relevant Issuer, Telecom Italia (where the relevant Issuer is TI Finance), the Agent and the other Paying Agents require the Agent and the other Paying Agents pursuant to the Agency Agreement:

(i)

to act thereafter as Agent and other Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the terms of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agent and the other Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the Notes of the relevant Series and the relative Receipts and Coupons and available for such purpose) and thereafter to hold all Notes, Receipts and Coupons and all sums, documents and records held by them in respect of Notes, Receipts and Coupons on behalf of the Trustee; or

(ii)

to deliver up all Notes, Receipts and Coupons and all sums, documents and records held by them in respect of Notes, Receipts and Coupons, in each case held by them in their capacity as Agent or, as the case may be, other Paying Agent, to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the Agent or other Paying Agent is obliged not to release by any law or regulation; and

(b)

by notice in writing to the relevant Issuer and (where the relevant Issuer is TI Finance) Telecom Italia require each of them to make all subsequent payments in respect of the Notes, Receipts and Coupons to or to the order of the Trustee and not to the Agent and, with effect from the issue of any such notice to the relevant Issuer and (where the relevant Issuer is TI Finance) Telecom Italia and until such notice is withdrawn, proviso (i) to subclause (B) of this Clause relating to the Notes shall cease to have effect.

2.4

If the Floating Rate Notes or Index Linked Interest Notes of any Series become immediately due and repayable under Condition 10.1 the rate and/or amount of interest payable in respect of them will be calculated at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which the Notes of the relevant Series become so due and repayable mutatis mutandis in accordance with the provisions of Condition 5 except that the rates of interest need not be published.

2.5	Currency of payments

All payments in respect of, under and in connection with these presents and the Notes of any Series to the relevant Noteholders, Receiptholders and Couponholders shall be made in the relevant currency.

2.6	Further Notes

The relevant Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Noteholders, Receiptholders or Couponholders to create and issue further Notes ranking pari passu in all respects (or in all respects save for the date from which interest thereon accrues and the amount of the first payment of interest on such further Notes) and so that the same shall be consolidated and form a single series with the outstanding Notes of a particular Series.

2.7	Separate Series

The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of this Clause and of Clauses 3 to 21 (both inclusive), 22.2 and 25 and Schedule 3 shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions Notes, Noteholders, Receipts, Receiptholders, Coupons, Couponholders and Talons shall be construed accordingly.

3.	FORMS OF THE NOTES

3.1	Global Notes

(a)

THE Notes of each Tranche will initially be represented by a single Temporary Global Note which shall be exchangeable for either Definitive Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached or a Permanent Global Note, in each case in accordance with the provisions of such Temporary Global Note. Each Permanent Global Note shall be exchangeable for Definitive Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, in accordance with the provisions of such Permanent Global Note.

All Global Notes shall be prepared, completed and delivered to a common depositary for Euroclear and Clearstream, Luxembourg in accordance with the provisions of the Programme Agreement or to another appropriate depositary in accordance with any other agreement between the relevant Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement.

(b)

Each Temporary Global Note shall be printed or typed in the form or substantially in the form set out in Part 1 of Schedule 2 and may be a facsimile. Each Temporary Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by a person duly authorised by Telecom Italia on behalf of Telecom Italia in the case of Notes issued by Telecom Italia or where the Issuer is TI Finance by two directors of TI Finance and shall be authenticated by or on behalf of the Agent. Each Temporary Global Note so executed and authenticated shall be a binding and valid obligation of the relevant Issuer and title thereto shall pass by delivery.

(c)

Each Permanent Global Note shall be printed or typed in the form or substantially in the form set out in Part 2 of Schedule 2 and may be a facsimile. Each Permanent Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by a person duly authorised by Telecom Italia on behalf of Telecom Italia in the case of Notes issued by Telecom Italia or where the Issuer is TI Finance by two directors of TI Finance and shall be authenticated by or on behalf of the Agent. Each Permanent Global Note so executed and authenticated shall be a binding and valid obligation of the relevant Issuer and title thereto shall pass by delivery.

3.2	Definitive Notes

(a)

The Definitive Notes, the Receipts, the Coupons and the Talons shall be to bearer in the respective forms or substantially in the respective forms set out in Part 3, Part 4, Part 5 and Part 6, respectively, of Schedule 2. The Definitive Notes, the Receipts, the Coupons and the Talons shall be serially numbered and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the relevant Conditions shall be incorporated by reference (where applicable to these presents) into such Definitive Notes if permitted by the relevant Stock Exchange (if any), or, if not so permitted and where the Issuer is TI Finance, the Definitive Notes shall be endorsed with or have attached thereto the relevant Conditions, and, in either such case, the Definitive Notes shall have endorsed thereon or attached thereto a copy of the applicable Final Terms(or the relevant provisions thereof). Title to the Definitive Notes, the Receipts, the Coupons and the Talons shall pass by delivery.

(b)

The Definitive Notes shall be signed manually or in facsimile by a person duly authorised by Telecom Italia on behalf of Telecom Italia in the case of Notes issued by Telecom Italia or where the Issuer is TI Finance by two directors of TI Finance and shall be authenticated by or on behalf of the Agent. The Definitive Notes so executed and authenticated, and the Receipts, the Coupons and Talons, upon execution and authentication of the relevant Definitive Notes, shall be binding and valid obligations of the relevant Issuer. The Receipts, the Coupons and the Talons shall not be signed. No Definitive Note and none of the Receipts, Coupons or Talons appertaining to such Definitive Note shall be binding or valid until such Definitive Note shall have been executed and authenticated as aforesaid.

3.3	Facsimile signatures

The relevant Issuer may use the facsimile signature of any person who at the date such signature is affixed to a Global Note or a Definitive Note is duly authorised by the relevant Issuer notwithstanding that at the time of issue of such Note he may have ceased for any reason to be so authorised.

3.4	Persons to be treated as Noteholders

Except as ordered by a court of competent jurisdiction or as required by law, the relevant Issuer, Telecom Italia (where the relevant Issuer is TI Finance), the Trustee, the Agent and the other Paying Agents (notwithstanding any notice to the contrary and whether or not it is overdue and notwithstanding any notation of ownership or writing thereon or notice of any previous loss or theft thereof) may (a) for the purpose of making payment thereon or on account thereof deem and treat the bearer of any Global Note, Definitive Note, Receipt, Coupon or Talon as the absolute owner thereof and of all rights thereunder free from all encumbrances, and shall not be required to obtain proof of such ownership or as to the identity of the bearer and (b) for all other purposes deem and treat:

(a)	the bearer of any Definitive Note, Receipt, Coupon or Talon; and

(b)

each person for the time being shown in the records of Euroclear or Clearstream, Luxembourg or such other additional or alternative clearing system approved by the relevant Issuer, the Agent and the Trustee, as having a particular nominal amount of Notes credited to his securities account, as the absolute owner thereof free from all encumbrances and shall not be required to obtain proof of such ownership or as to the identity of the bearer of any Global Note, Definitive Note, Receipt, Coupon or Talon.

3.5	Certificates of Euroclear and Clearstream, Luxembourg

The Trustee may call for and, except in the case of manifest error, shall be at liberty to accept and place full reliance on as sufficient evidence thereof a letter of confirmation issued on behalf of Euroclear or Clearstream, Luxembourg or any form of record made by any of them or such other evidence and/or information and/or certification as it shall, in its absolute discretion, think fit to the effect that at any particular time or throughout any particular period any particular person is, was, or will be, shown in its records as the holder of a particular nominal amount of Notes represented by a Global Note and if it does so rely, such letter of confirmation, form of record, evidence, information or certification shall be conclusive and binding on all concerned.

4.	FEES, DUTIES AND TAXES

THE relevant Issuer will pay any stamp, issue, registration, documentary and other fees, duties or taxes (if any), including interest and penalties, payable on or in connection with (a) the execution and delivery of these presents, (b) the constitution and original issue of the Notes, the Receipts and the Coupons and (c) any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Noteholder, Receiptholder or Couponholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.

5.	COVENANT OF COMPLIANCE

THE relevant Issuer and (where the relevant Issuer is TI Finance) Telecom Italia covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it. The Notes, the Receipts and the Coupons shall be held subject to the provisions contained in these presents and the Conditions shall be binding on the relevant Issuer, Telecom Italia (where the relevant Issuer is TI Finance), the Trustee, the Noteholders, the Receiptholders and the Couponholders and all persons claiming through or under them. The Trustee shall be entitled to enforce the obligations of the relevant Issuer and (where the relevant Issuer is TI Finance) Telecom Italia under the Notes, the Receipts, the Coupons and the Conditions in the manner therein provided as if the same were set out and contained in this Trust Deed, which shall be read and construed as one document with the Notes, the Receipts and the Coupons. The Trustee shall hold the benefit of this covenant upon trust for itself and the Noteholders, the Receiptholders and the Couponholders according to its and their respective interests.

6.	CANCELLATION OF NOTES AND RECORDS

6.1

THE relevant Issuer shall procure that all Notes issued by it (a) redeemed or (b) purchased by or on behalf of the relevant Issuer, Telecom Italia (where the relevant Issuer is TI Finance) or any Subsidiary of the relevant Issuer or Telecom Italia (where the relevant Issuer is TI Finance) and surrendered for cancellation or (c) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 11 or (d) exchanged as provided in these presents (together in each case, in the case of Definitive Notes, with all unmatured Receipts and Coupons attached thereto or delivered therewith) and, in the case of Definitive

Notes, all relative Receipts and Coupons paid in accordance with the relevant Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 11 shall forthwith be cancelled by or on behalf of the relevant Issuer and a certificate stating:

(a)

the aggregate nominal amount of Notes which have been redeemed and the amounts paid in respect thereof and the aggregate amounts in respect of Receipts and Coupons which have been paid in accordance with the Conditions;

(b)	the serial numbers of such Notes in definitive form and Receipts;

(c)	the total numbers (where applicable, of each denomination) by maturity date of such Receipts and Coupons;

(d)	the aggregate amount of interest paid (and the due dates of such payments) on Global Notes;

(e)

the aggregate nominal amount of Notes (if any) which have been purchased by or on behalf of the relevant Issuer, Telecom Italia (where the relevant Issuer is TI Finance) or any Subsidiary of the relevant Issuer or Telecom Italia (where the relevant Issuer is TI Finance) and cancelled and the serial numbers of such Notes in definitive form and, in the case of Definitive Notes, the total number (where applicable, of each denomination) by maturity date of the Receipts, Coupons and Talons attached thereto or surrendered therewith;

(f)

the aggregate nominal amounts of Notes and Receipts and the aggregate amounts in respect of Coupons which have been so exchanged or surrendered and replaced and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons and Talons; and

(g)	the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons shall be given to the Trustee by or on behalf of the relevant Issuer as soon as possible and in any event within four months after the date of such redemption, purchase, payment, exchange or replacement (as the case may be). The Trustee may accept such certificate as conclusive evidence of redemption, purchase, exchange or replacement pro tanto of the Notes or payment of interest thereon or exchange of the relative Talons respectively and of cancellation of the relative Notes and Coupons.

6.2

The relevant Issuer shall procure (a) that the Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons issued by it (other than serial numbers of Receipts and Coupons) and of their redemption or purchase and cancellation and of all replacement notes, receipts, coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes, Receipts, Coupons or Talons (b) that the Agent shall, in respect of the Coupons of each maturity where the relevant Note is redeemed prior to its maturity date, retain until the expiry of 10 years from the Relevant Date in respect of such Coupons a list of the Coupons of that maturity still remaining unpaid or unexchanged and (c) that such records shall be made available to the Trustee at all reasonable times during normal business hours.

7.	GUARANTEE

7.1	(a) Telecom Italia hereby irrevocably and unconditionally guarantees to the Trustee:

(i)

the due and punctual payment in accordance with the provisions of these presents of the principal of and interest on all Notes issued by TI Finance and of any other amounts payable by TI Finance under these presents; and

(ii)	the due and punctual performance and observance by TI Finance of each of the other provisions of these presents on TI Finance’s part to be performed or observed.

(b)

If TI Finance fails for any reason whatsoever to pay any such principal, interest or other amount, Telecom Italia shall cause each and every such payment to be made as if Telecom Italia instead of TI Finance were expressed to be the primary obligor under these presents and not merely as surety (but without affecting the obligations of TI Finance) to the intent that the holder of the relevant Note, Receipt or Coupon or the Trustee (as the case may be) shall receive the same amounts in respect of principal, interest or such other amount as would have been receivable had such payments been made by TI Finance.

(c)

If any payment received by the Trustee or any Noteholder, Receiptholder or Couponholder pursuant to the provisions of these presents shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of TI Finance or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of Telecom Italia and this guarantee shall continue to apply as if such payment had at all times remained owing by TI Finance and Telecom Italia shall indemnify the Trustee and the relative Noteholders and/or Receiptholders and/or Couponholders (as the case may be) in respect thereof PROVIDED THAT the obligations of TI Finance and/or Telecom Italia under this subclause shall, as regards each payment made to the Trustee or any Noteholder, Receiptholder or Couponholder which is avoided or set aside, be contingent upon such payment being reimbursed to TI Finance or other persons entitled through TI Finance.

(d)

Telecom Italia hereby agrees that its obligations under this clause shall be unconditional and that Telecom Italia shall be fully liable irrespective of the validity, regularity, legality or enforceability against TI Finance of, or of any defence or counter-claim whatsoever available to TI Finance in relation to, its obligations under these presents, whether or not any action has been taken to enforce the same or any judgment obtained against TI Finance, whether or not any of the other provisions of these presents have been modified, whether or not any time, indulgence, waiver, authorisation or consent has been granted to TI Finance by or on behalf of the relative Noteholders or the relative Receiptholders or Couponholders or the Trustee, whether or not any determination has been made by the Trustee pursuant to Clause 19.1, whether or not there have been any dealings or transactions between TI Finance, any of the relative Noteholders, Receiptholders or Couponholders or the Trustee, whether or not TI Finance has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not TI Finance has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to a guarantor. Accordingly, the validity of this guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of TI Finance under these presents and this guarantee shall not be discharged nor shall the liability of Telecom Italia under these presents be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

(e)

Without prejudice to the provisions of Clause 9, the Trustee may determine from time to time whether or not it will enforce this guarantee which it may do without making any demand of or taking any proceedings against TI Finance and may from time to time make any arrangement or compromise with Telecom Italia in relation to this guarantee which the Trustee may consider expedient in the interests of the relative Noteholders, Receiptholders or Couponholders.

(f)

Telecom Italia hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of TI Finance, any right to require a proceeding first against TI Finance, protest or notice with respect to the relative Notes, Receipts or Coupons or the indebtedness evidenced thereby and all demands whatsoever and hereby covenants that this guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by TI Finance under these presents, shall not be discharged except by complete performance of the obligations contained in these presents and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from Telecom Italia or otherwise.

(g)	If any moneys shall become payable by Telecom Italia under this guarantee Telecom Italia shall not, so long as the same remain unpaid, without the prior written consent of the Trustee:

(i)

in respect of any amounts paid by it under this guarantee, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment; or

(ii)	in respect of any other moneys for the time being due to Telecom Italia by TI Finance, claim payment thereof or exercise any other right or remedy;

(including in either case claiming the benefit of any security or right of set-off or, on the liquidation of TI Finance, proving in competition with the Trustee). If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of TI Finance any payment or distribution of assets of TI Finance of any kind or character, whether in cash, property or securities, shall be received by Telecom Italia before payment in full of all principal of, and interest on, the relative Notes, Receipts and Coupons in respect of such Notes, Receipts or Coupons shall have been made to the relative Noteholders, Receiptholders and Couponholders, such payment or distribution shall be received by Telecom Italia on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under these presents in accordance with Clause 10 on the basis that Clause 10 does not apply separately and independently to each Series of the Notes.

8.	NON-PAYMENT

8.1

PROOF that as regards any specified Note, Receipt or Coupon the relevant Issuer or, as the case may be, Telecom Italia (where the relevant Issuer is TI Finance) has made default in paying any amount due in respect of such Note, Receipt or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes, Receipts or Coupons (as the case may be) in respect of which the relevant amount is due and payable.

8.2

References in provisos (b) and (c) to Clause 2.2 and the provisions of any trust deed supplemental to this Trust Deed corresponding to provisos (b) and (c) to Clause 2.2 to “the rates aforesaid” shall, in the event of the Notes having become due and repayable, with effect from the expiry of the interest period during which such Notes become due and repayable, be construed as references to rates of interest calculated mutatis mutandis in accordance with the Conditions except that no notices need be published in respect thereof.

9.	ENFORCEMENT

THE rights and duties of the Trustee, and the rights and duties of the Noteholders, Receiptholders and Couponholders, as to recovery of amounts owing on the Notes, the Receipts and the Coupons are set out in Condition 10.

10.	APPLICATION OF MONEYS

ALL moneys received by the Trustee under these presents from the relevant Issuer or, as the case may be, Telecom Italia (where the relevant Issuer is TI Finance) (including any moneys which represent principal or interest in respect of Notes, Receipts or Coupons which have become void, or in respect of claims which have become prescribed, under Condition 9) shall, unless and to the extent attributable, in the opinion of the Trustee, to a particular Series of the Notes issued by the relevant Issuer, be apportioned pari passu and rateably between each Series of the Notes issued by the relevant Issuer, and all moneys received by the Trustee under these presents from the relevant Issuer or, as the case may be, Telecom Italia (where the relevant Issuer is TI Finance) to the extent attributable in the opinion of the Trustee to a particular Series of the Notes issued by the relevant Issuer or which are apportioned to such Series as aforesaid, be held by the Trustee upon trust to apply them (subject to Clause 12):

FIRST in payment or satisfaction of all amounts then due and unpaid under Clauses 15 and/or 16(j) to the Trustee and/or any Appointee;

SECONDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of that Series;

THIRDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of each other Series issued by the relevant Issuer; and

FOURTHLY in payment of the balance (if any) to the relevant Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the relevant Issuer shall be dealt with as between the relevant Issuer and any other person),

PROVIDED ALWAYS that any payment required to be made by the Trustee pursuant to these presents shall only be made subject to any applicable laws and regulations.

Without prejudice to this Clause 10, if the Trustee holds any moneys which represent principal or interest in respect of Notes, Receipts or Coupons issued by the relevant Issuer which have become void or in respect of which claims have been prescribed under Condition 9, the Trustee will hold such moneys on the above trusts.

11.	NOTICE OF PAYMENTS

THE Trustee shall give notice to the relevant Noteholders in accordance with Condition 14 of the day fixed for any payment to them under Clause 10. Such payment may be made in accordance with Condition 6 and any payment so made shall be a good discharge to the Trustee.

12.	INVESTMENT BY TRUSTEE

12.1

THE Trustee may at its discretion and pending payment invest moneys at any time available for the payment of principal and interest on the Notes of any Series in some or one of the investments hereinafter authorised for such periods as it may consider expedient with power from time to time at the like discretion to vary such investments and to accumulate such investments and the resulting interest and other income desired therefrom. The accumulated investments shall be applied under Clause 10. All interest and other income from such investments shall be applied first in payment or satisfaction of all amounts then done and unpaid under Clauses 15 and/or 16(j) to the Trustee and/or any Appointee and otherwise held for the benefit of an unpaid to the holders of the Notes of such Series or the holders of the related Coupons, as the case may be.

12.2

Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any investments for the time being authorised by law for the investment by trustees of trust moneys or in any other investments whether similar to the aforesaid or not which may be selected by the Trustee or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit. If that bank or institution is the Trustee or a Subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer. The Trustee may at any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

13.	PARTIAL PAYMENTS

UPON any payment under Clause 10 (other than payment in full against surrender of a Note, Receipt or Coupon) the Note, Receipt or Coupon in respect of which such payment is made shall be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall or shall cause such Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

14.	COVENANTS

14.1

EACH of the relevant Issuer and (where the relevant Issuer is TI Finance) Telecom Italia covenants with the Trustee that, so long as any of the Notes remains outstanding (or, in the case of subparagraphs (h), (i), (m), (n) and (p) , so long as any of such Notes or the relative Receipts or Coupons remains liable to prescription or, in the case of subparagraph (o), until the expiry of a period of 30 days after the Relevant Date) it shall:

(a)

without prejudice to Clause 2.1, give or procure to be given to the Trustee such opinions, certificates and information as it shall reasonably require and in such form as it shall reasonably require (including without limitation the procurement of all such certificates called for by the Trustee pursuant to Clause 16(c)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

(b)

cause to be prepared and certified by its Auditors in respect of each financial accounting period accounts in such form as will comply with all relevant legal requirements and all requirements for the time being of the relevant Stock Exchange;

(c)

at all times keep proper books of account and allow the Trustee and any person appointed by the Trustee to whom the relevant Issuer or, as the case may be, Telecom Italia (where the relevant Issuer is TI Finance) shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours;

(d)

send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the relevant Issuer or (where the relevant Issuer is TI Finance) Telecom Italia) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting issued or sent to holders of its publicly held securities as soon as practicable after the issue or publication thereof;

(e)

as soon as reasonably practicable after becoming aware thereof, give notice in writing to the Trustee of the coming into existence of any Security Interest (as defined in Condition 3) which would require any security to be given to the Notes pursuant to Condition 3 or of the occurrence of any Event of Default or any Potential Event of Default;

(f)

give to the Trustee (i) within seven days after demand by the Trustee therefor and (ii) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial year commencing with the financial year ending 31 December 2004 and in any event not later than 180 days after the end of each such financial year a certificate signed by two Authorised Signatories of the relevant Issuer and (where the relevant Issuer is TI Finance) two Authorised Signatories of Telecom Italia, to the effect that as at a date not more than seven days before delivering such certificate (the relevant certification date) there did not exist and had not existed since the relevant certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed specifying the same) and that during the period from and including the relevant certification date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the relevant certification date of such certificate each of the relevant Issuer and (where the relevant Issuer is TI Finance) Telecom Italia has complied in all material respects with all its obligations contained in these presents or (if such is not the case) specifying the respects in which it has not complied;

(g)

so far as permitted by law, at all times execute all such further documents and do all such acts and things as may in the reasonable opinion of the Trustee be necessary at any time or times to give effect to these presents;

(h)	at all times maintain an Agent, other Paying Agents, a Calculation Agent and Reference Banks in accordance with the Conditions;

(i)

use all reasonable endeavours to procure the Agent to notify the Trustee forthwith in the event that it does not, on or before the due date for any payment in respect of the Notes issued by it or any of them or any of the relative Receipts or Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the relevant currency of the moneys payable on such due date on all such Notes, Receipts or Coupons as the case may be;

(j)

in the event of the unconditional payment to the Agent or the Trustee of any sum due in respect of the Notes or any of them or any of the relative Receipts or Coupons being made after the due date for payment thereof forthwith give or procure to be given notice to the relevant Noteholders in accordance with Condition 14 that such payment has been made;

(k)

if the applicable Final Terms indicates that the Notes are to be listed, use its best endeavours to maintain the quotation or listing on the relevant Stock Exchange of those of the Notes which are quoted or listed on the relevant Stock Exchange or, if it is unable to do so having used its best endeavours, use its best endeavours to obtain and maintain a quotation or listing of such Notes issued by it on such other stock exchange or exchanges or securities market or markets as the relevant Issuer and Telecom Italia may (with the prior written approval of the Trustee) decide and shall also upon obtaining a quotation or listing of such Notes issued by it on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(l)

give not less than 45 days’ notice to the Trustee and not less than 30 days’ notice to the Noteholders in accordance with Condition 14 of any appointment, resignation or removal of any Agent, Calculation Agent, Reference Bank or other Paying Agent (other than the appointment of the initial Agent, Calculation Agent, Reference Banks and other Paying Agents) after having obtained the prior written approval of the Trustee thereto or any change of any Paying Agent’s or Reference Bank’s specified office and (except as provided by the Agency Agreement or the Conditions); PROVIDED ALWAYS THAT so long as any of the Notes, Receipts or Coupons remains liable to prescription in the case of the termination of the appointment of the Agent or the Calculation Agent no such termination shall take effect until a new Agent or Calculation Agent (as the case may be) has been appointed on terms previously approved in writing by the Trustee (such approval not to be unreasonably withheld or delayed);

(m)

obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the form of every notice given to the holders of any Notes issued by it in accordance with Condition 14 (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 (the FSMA) of a communication within the meaning of Section 21 of the FSMA);

(n)

if payments of principal or interest in respect of the Notes or the relative Receipts or Coupons by the relevant Issuer or (where the relevant Issuer is TI Finance) Telecom Italia shall become subject generally to the taxing jurisdiction of any territory or any political sub-division or any authority thereof or therein having power to tax other than or in addition to the Republic of Italy or the Grand-Duchy of Luxembourg or any political sub-division or any authority thereof or therein having power to tax, as soon as reasonably practicable after becoming aware thereof notify the Trustee in writing of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental to this Trust Deed in form and manner satisfactory to the Trustee, such trust deed to modify Condition 8 so that, in substitution for (or, as the case may be, addition to) the references therein to the Republic of Italy or, as the case may be, the Grand-Duchy of Luxembourg or any political sub-division thereof or any authority thereof or therein having power to tax, such Condition makes reference to that other or additional territory or any political sub-division thereof or any authority thereof or therein having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid;

(o)

comply with and perform in all material respects all of its obligations under the Agency Agreement and use all reasonable endeavours to procure that the Agent and the other Paying Agents comply with and perform in all material respects all their respective obligations thereunder and any notice given by the Trustee pursuant to Clause 2.3(a) and that the Calculation Agent complies with and performs all its obligations under the Calculation Agency Agreement and not make any amendment to the Agency Agreement or the Calculation Agency Agreement without the prior written approval of the Trustee;

(p)

in order to enable the Trustee to ascertain the nominal amount of the Notes of each Series for the time being outstanding for any of the purposes referred to in the proviso to the definition of outstanding in Clause 1, deliver to the Trustee as soon as practicable upon being so requested in writing by the Trustee a certificate in writing signed by two Authorised Signatories of the relevant Issuer, setting out the total number and aggregate nominal amount of the Notes of each Series issued by it which:

(i)

up to and including the date of such certificate have been purchased by the relevant Issuer, Telecom Italia (where the relevant Issuer is TI Finance) or any Subsidiary of the relevant Issuer or (where the relevant Issuer is TI Finance) Telecom Italia and cancelled; and

(ii)

are at the date of such certificate held by, for the benefit of, or on behalf of, the relevant Issuer, Telecom Italia (where the relevant Issuer is TI Finance) or any Subsidiary of the relevant Issuer or (where the relevant Issuer is TI Finance) Telecom Italia;

(q)

use all reasonable endeavours to procure that each of the Paying Agents makes available for inspection by Noteholders, Receiptholders and Couponholders at its specified office copies of these presents, the Agency Agreement and the then latest audited balance sheet and statement of income (consolidated if applicable) of the relevant Issuer and (where the relevant Issuer is TI Finance) Telecom Italia;

(r)

use all reasonable endeavours to procure that Euroclear and/or Clearstream, Luxembourg (as the case may be) issue(s) any certificate or other document requested by the Trustee under Clause 3.5 as soon as practicable after such request;

(s)

give prior written notice to the Trustee of any proposed redemption pursuant to Condition 7.2 or 7.3 and, if it shall have given notice to the Noteholders of its intention to redeem any Notes pursuant to Condition 7.3, duly proceed to make drawings (if appropriate) and to redeem Notes accordingly; and

(t)	promptly provide the Trustee with copies of all supplements and/or amendments and/or restatements of the Programme Agreement.

15.	REMUNERATION AND INDEMNIFICATION OF TRUSTEE

15.1

THE relevant Issuer shall pay to the Trustee remuneration for its services as trustee of these presents such amount as shall be agreed from time to time between the relevant Issuer and the Trustee. Such remuneration shall accrue from day to day and be payable (in priority to payments to Noteholders, Receiptholders and Couponholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Agent or the Trustee PROVIDED THAT if upon due presentation of any Note, Receipt or Coupon or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue until payment to such Noteholder, Receiptholder or Couponholder is duly made.

15.2

In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by the relevant Issuer or (where the relevant Issuer is TI Finance) Telecom Italia to undertake duties which the Trustee and the relevant Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the relevant Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them.

15.3	The relevant Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under these presents.

15.4	In the event of the Trustee and the relevant Issuer failing to agree:

(a)	(in a case to which subclause (15.1) above applies) upon the amount of the remuneration; or

(b)

(in a case to which subclause (15.2) above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the relevant Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such investment bank being payable by the relevant Issuer) and the determination of any such investment bank shall be final and binding upon the Trustee and the relevant Issuer.

15.5

The relevant Issuer shall also pay or discharge all Liabilities incurred by the Trustee without negligence or bad faith on its part in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, these presents, including but not limited to (a) reasonable travelling expenses and (b) any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, these presents, in each case duly documented.

15.6

All amounts payable pursuant to subclause (15.5) above and/or Clause 16(j) shall be payable by the relevant Issuer on the date specified in a written demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall (if not paid within three days after such demand and the Trustee so requires) carry interest at the rate of the Trustee’s cost of funds (duly documented) from the date specified in such demand, and in all other cases shall (if not paid on the date specified in such demand or, if later, within three days after such demand and, in either case, the Trustee so requires) carry interest at such rate from the date specified in such demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

15.7	Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause and Clause 16(j) shall continue in full force and effect notwithstanding such discharge.

15.8

The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Notes any Liabilities incurred under these presents have been incurred or to allocate any such Liabilities between the Notes of any Series.

16.	SUPPLEMENT TO TRUSTEE ACTS

WHERE there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act. The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:

(a)

The Trustee may in relation to these presents act on the advice or opinion of or any information obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the relevant Issuer, Telecom Italia (where the relevant Issuer is TI Finance), the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting.

(b)

Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission or cable and the Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission or cable although the same shall contain some error or shall not be authentic.

(c)

The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by any two Authorised Signatories of the relevant Issuer or by any two Authorised Signatories of Telecom Italia (where the relevant Issuer is TI Finance), and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

(d)

The Trustee shall be at liberty to hold or to place these presents and any other documents relating thereto or to deposit them with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(e)

The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the relevant Issuer, the exchange of any Global Note for another Global Note or Definitive Notes or the delivery of any Global Note or Definitive Notes to the person(s) entitled to it or them.

(f)

The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default or any Potential Event of Default has occurred and, until it shall have actual knowledge or express notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Event of Default or Potential Event of Default has occurred and that each of the relevant Issuer and (where the relevant Issuer is TI Finance) Telecom Italia is observing and performing all its obligations under these presents.

(g)

Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee and the Noteholders, the Receiptholders and Couponholders shall be conclusive and binding on the Noteholders, the Receiptholders and Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise.

(h)

The Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of the holders of Notes of all or any Series in respect whereof minutes have been made and signed or any direction or request of the holders of Notes of all or any Series even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution, (in the case of an Extraordinary Resolution in writing) that not all such holders had signed the Extraordinary Resolution or (in the case of a direction or request) it was not signed by the requisite number of holders or that for any reason the resolution, direction or request was not valid or binding upon such holders and the relative Receiptholders and Couponholders.

(i)

The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note, Receipt or Coupon purporting to be such and subsequently found to be forged or not authentic.

(j)

Without prejudice to the right of indemnity by law given to trustees, each of the relevant Issuer and (where the relevant Issuer is TI Finance) Telecom Italia shall indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject without negligence or bad faith on its part or which may be properly incurred by it or him in the execution or purported execution of any of its or his trusts, powers, authorities and discretions under these presents or its or his functions under any such appointment or in respect of any other matter or thing properly done or omitted in any way relating to these presents or any such appointment.

(k)

Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively.

(l)

The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder, Receiptholder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the relevant Issuer, Telecom Italia (where the relevant Issuer is TI Finance) or any other person in connection with the trusts of these presents and no Noteholder, Receiptholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

(m)

Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the relevant Issuer and any rate, method and date so agreed shall be binding on the relevant Issuer, Telecom Italia (where the relevant Issuer is TI Finance), the Noteholders, the Receiptholders and the Couponholders.

(n)

The Trustee, as between itself and the Noteholders, the Receiptholders and the Couponholders, may determine all questions and doubts arising in relation to any of the provisions of these presents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders, the Receiptholders and the Couponholders.

(o)

In connection with the exercise by it of any of its trusts, powers, authorities or discretions under these presents (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Noteholders, Receiptholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the relevant Issuer, Telecom Italia (where the relevant Issuer is TI Finance), the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders, the Receiptholders or Couponholders except to the extent already provided for in Condition 8 and/or any undertaking given in addition thereto or in substitution therefor under these presents.

(p)

Without prejudice to Clause 15, any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

(q)

The Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions vested in the Trustee by these presents. Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit and following consultation with the relevant Issuer. If the Trustee has consulted the Issuer and has exercised reasonable care in the selection of a delegate or sub-delegate it shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the relevant Issuer.

(r)

The Trustee may in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money). The Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

(s)

The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.

(t)

The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion.

(u)	The Trustee shall not be concerned, and need not enquire, as to whether or not any Notes are issued in breach of the Programme Limit.

(v)

Any certificate or report of the Auditors, the Guarantor or any other expert called for by or provided to the Trustee in accordance with or for the purposes of these presents may be relied upon by the Trustee as sufficient evidence of the facts stated therein whether or not such certificate or report and/or any engagement letter or other document entered by the Trustee in connection therewith contains a monetary or other limit on the liability of the Auditors, the Guarantor or such other expert in respect thereof.

17.	TRUSTEE’S LIABILITY

THE duty of care contained in Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee under these presents. However, nothing in these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for breach of trust of which it may be guilty in relation to its duties under these presents.

18.	TRUSTEE CONTRACTING WITH TELECOM ITALIA AND TI FINANCE

NEITHER the Trustee (which for the purpose of this Clause shall include the holding company of any corporation acting as trustee hereof or any Subsidiary of such holding company) nor any director or officer or holding company, Subsidiary or associated company of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

(a)

entering into or being interested in any contract or financial or other transaction or arrangement with the relevant Issuer or (where the relevant Issuer is TI Finance) Telecom Italia or any person or body corporate associated with the relevant Issuer or (where the relevant Issuer is TI Finance) Telecom Italia (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, bonds, stocks, shares, debenture stock, debentures or other securities of, the relevant Issuer or (where the relevant Issuer is TI Finance) Telecom Italia or any person or body corporate associated as aforesaid); or

(b)

accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the relevant Issuer or (where the relevant Issuer is TI Finance) Telecom Italia or any such person or body corporate so associated or any other office of profit under the relevant Issuer or (where the relevant Issuer is TI Finance) Telecom Italia or any such person or body corporate so associated, and each shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (a) above or, as the case may be, any such trusteeship or office of profit as is referred to in (b) above without regard to the interests of the Noteholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Noteholders and shall not be responsible for any Liability occasioned to the Noteholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any holding company, Subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Noteholders resulting from the Trustee’s failing to take such information into account in acting or refraining from acting under or in relation to these presents.

19.	WAIVER, AUTHORISATION AND DETERMINATION

19.1

THE Trustee may, without the consent or sanction of the Noteholders, the Receiptholders or the Couponholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby, waive or authorise any breach or proposed breach by the relevant Issuer or (where the relevant Issuer is TI Finance) Telecom Italia of any of the covenants or provisions contained in these presents or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 10 but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any)

as the Trustee may determine, shall be binding on the Noteholders, the Receiptholders and the Couponholders and, if, but only if, the Trustee shall so require, shall be notified by the relevant Issuer to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

MODIFICATION

19.2

The Trustee may without the consent or sanction of the Noteholders, the Receiptholders or the Couponholders at any time and from time to time concur with the relevant Issuer in making any modification (a) to these presents which in the opinion of the Trustee it may be proper to make PROVIDED THAT the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) to these presents if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest or proven error or to comply with mandatory provisions of applicable law. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the relevant Issuer to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

BREACH

19.3

Any breach of or failure to comply by the Issuer or the Guarantor with any such terms and conditions (as determined by the Trustee) as are referred to in subclauses 19.1 and 19.2 of this Clause shall constitute a default by the relevant Issuer or, as the case may be, Telecom Italia (where the relevant Issuer is TI Finance) in the performance or observance of a covenant or provision binding on it under or pursuant to these presents.

20.	HOLDER OF DEFINITIVE NOTE ASSUMED TO BE RECEIPTHOLDER AND COUPONHOLDER

20.1

WHEREVER in these presents the Trustee is required or entitled to exercise a power, trust, authority or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Noteholder is the holder of all Receipts and Coupons appertaining to each Definitive Note of which he is the holder.

NO NOTICE TO RECEIPTHOLDERS OR COUPONHOLDERS

20.2

Neither the Trustee nor the relevant Issuer shall be required to give any notice to the Receiptholders or Couponholders for any purpose under these presents and the Receiptholders or Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Definitive Notes in accordance with Condition 14.

21.	CURRENCY INDEMNITY

IF under any applicable law and whether pursuant to a judgment being made or registered against the relevant Issuer or (where the relevant Issuer is TI Finance) Telecom Italia or in the liquidation, insolvency or analagous process of the relevant Issuer or (where the relevant Issuer is TI Finance) Telecom Italia or for any other reason, any payment under or in connection with these presents is made or falls to be satisfied in a currency (the other currency) other than that in which the relevant payment is expressed to be due (the required currency) under these presents, then, to the extent that the payment (when converted into the required currency at the rate of exchange on the date of payment or, if it is not practicable for the Trustee to purchase the required currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of a liquidation, insolvency or analagous process, at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analagous process) actually received by the Trustee falls short of the amount due under the Terms of these presents, the relevant Issuer and (where the relevant Issuer is TI Finance) Telecom Italia undertakes that it shall, as a separate and independent obligation, indemnify and hold harmless the Trustee against the amount of such shortfall. For the purpose of this clause rate of exchange means the rate at which the Trustee is able on the London foreign exchange market on the relevant date to purchase the required currency with the other currency and shall take into account any premium and other reasonable costs of exchange.

22.	NEW TRUSTEE

22.1

THE power to appoint a new trustee of these presents shall be vested in the Issuers and Telecom Italia jointly but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuers to the Agent and the Noteholders.

SEPARATE AND CO-TRUSTEES

22.2

Notwithstanding the provisions of subclause 22.1 above, the Trustee may, upon giving prior notice to the relevant Issuer but without the consent of the relevant Issuer, Telecom Italia (where the relevant Issuer is TI Finance), the Noteholders, the Receiptholders or the Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(a)	if the Trustee considers such appointment to be in the interests of the Noteholders;

(b)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(c)

for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the relevant Issuer or (where the relevant Issuer is TI Finance) Telecom Italia.

The relevant Issuer irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as costs, charges and expenses incurred by the Trustee.

23.	TRUSTEE’S RETIREMENT AND REMOVAL

A trustee of these presents may retire at any time on giving not less than three months’ prior written notice to the Issuers without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Noteholders shall have the power exercisable by Extraordinary Resolution to remove any trustee or trustees for the time being of these presents. The Issuers jointly undertake that in the event of the only trustee of these presents which is a Trust Corporation giving notice under this Clause or being removed by Extraordinary Resolution they will use all reasonable endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed.

24.	TRUSTEE’S POWERS TO BE ADDITIONAL

THE powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes, Receipts or Coupons.

25.	SUBSTITUTION

25.1 (a)

NOTWITHSTANDING and without prejudice to Condition 4, the Trustee may without the consent of the Noteholders, Receiptholders or Couponholders at any time agree with the relevant Issuer (where the relevant Issuer is TI Finance) to the substitution in place of the relevant Issuer (or of the previous substitute under this subclause (a)) as the principal debtor under these presents of (i) Telecom Italia or (ii) another Subsidiary of Telecom Italia (such substituted company being hereinafter called the New Company) provided that a trust deed is executed or some other form of undertaking is given by the New

Company in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents as the principal debtor in place of the Issuer (or of the previous substitute under this subclause (a)) and provided further that (except where the New Company is Telecom Italia) Telecom Italia unconditionally and irrevocably guarantees all amounts payable under these presents on substantially the same terms as are provided in these presents in respect of TI Finance.

(b)	The following further conditions shall apply to (a) above:

(i)	the relevant Issuer, Telecom Italia and the New Company shall comply with such other reasonable requirements as the Trustee may direct in the interests of the Noteholders;

(ii)

where the New Company is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to the Grand-Duchy of Luxembourg or the Republic of Italy or any political sub-division or any authority therein or thereof having power to tax, Condition 8 shall be modified so that, in substitution for (or, as the case may be, addition to) the references to Italy and/or such other taxing jurisdiction to which Telecom Italia becomes subject, or any political sub-division or any authority thereof or therein having power to tax, such Condition makes reference to that other or additional territory or any political sub-division or any authority therein or thereof having power to tax in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject;

(iii)

without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders; and

(iv)

if an Authorised Signatory of the New Company shall certify that the New Company is solvent at the time at which the relevant transaction is proposed to be effected (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the relevant Issuer or the previous substitute under this subclause (a) as applicable.

25.2 (a)

Notwithstanding and without prejudice to Condition 4, the Trustee may without the consent of the Noteholders, Receiptholders or Couponholders at any time agree with Telecom Italia to the substitution in place of Telecom Italia (whether it is the relevant Issuer or the Guarantor) as the principal debtor or, as the case may be, guarantor under these presents of any entity that may succeed to, or to which Telecom Italia (or the previous substitute under this subclause (25.2)) may transfer, all or substantially all of the assets and business of Telecom Italia by operation of law, contract or otherwise (such substituted company being hereinafter called the New Company) provided that a trust deed is executed or some other form of undertaking is given by the New Company in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents as the principal debtor in place of the relevant Issuer (or of the previous substitute under this subclause (25.2)).

(b)	The following further conditions shall apply to (a) above:

(i)	the relevant Issuer and the New Company shall comply with such other requirements as the Trustee may direct in the interests of the Noteholders;

(ii)

where the New Company is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to the Grand-Duchy of Luxembourg or the Republic of Italy or any political sub-division or any authority therein or thereof having power to tax, Condition 8 shall be modified so that, in substitution for (or, as the case may be, addition to) the references to Italy and/or such other taxing jurisdiction to which Telecom Italia becomes subject, or any political sub-division or any authority thereof or therein having power to tax or as the case may be the Grand-Duchy of Luxembourg and/or such other taxing jurisdiction to which TI Finance becomes subject, or any political subdivision or any authority thereof or therein having power to tax, such Condition makes reference to that other or additional territory or any political subdivision or any authority therein or thereof having power to tax in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject;

(iii)

without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders; and

(iv)

if two Authorised Signatories of the New Company shall certify that the New Company is solvent at the time at which the relevant transaction is proposed to be effected (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of Telecom Italia or the previous substitute under this subclause (25.2) as applicable.

25.3

Any such trust deed or undertaking shall, if so expressed, operate to release the company being substituted or the previous substitute as aforesaid from all of its obligations as principal debtor or guarantor under these presents. As soon as reasonably practicable but in any event not later than 21 days after the execution of such documents and compliance with such requirements, the New Company shall give notice thereof in a form previously approved by the Trustee to the Noteholders in the manner provided in Condition 14. Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in these presents as the principal debtor or, as the case may be, guarantor in place of the company being substituted (or in place of the previous substitute under this Clause) under these presents and these presents shall be deemed to be modified in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in these presents to the relevant Issuer or the Guarantor shall, unless the context otherwise requires, be deemed to be or include references to the relevant New Company.

26.	NOTICES

ANY notice or demand to Telecom Italia, TI Finance or the Trustee required to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas), telex or facsimile transmission or by delivering it by hand as follows:

to Telecom Italia:	Piazza degli Affari, 2
20123 Milan
Italy

	(Attention:	Alex Bolis/Andrea Balzarini/Manuela Carra)
	Facsimile No.	+39 02 85954729
+39 02 85954729
+39 02 85954729

to TI Finance:	287-289 route d’Arlon
L-1150
Luxembourg

	(Attention:	Mr. Adriano Trapletti, Managing Director)
	Facsimile No.	+35 2 4560 60444

Copy to Telecom Italia
to the Trustee:	Trinity Tower
9 Thomas More Street
London E1W 1YT
England

	(Attention:	The Manager, Trust Administration)
	Facsimile No.	020 7777 5420

or to such other address or facsimile number as shall have been notified (in accordance with this Clause) to the other parties hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served 48 hours in the case of inland post or five days in the case of overseas post after despatch and any notice or demand sent by facsimile transmission as aforesaid shall be deemed to have been given, made or served 24 hours after the time of despatch provided that in the case of a notice or demand given by facsimile transmission such notice or demand shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by facsimile transmission.

27.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Trust Deed or any trust deed supplemental hereto has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed or any trust deed supplemental hereto, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

28.	GOVERNING LAW

THESE presents (other than Part 2 of Schedule 3 which is governed by, and shall be construed in accordance with, Italian law) are governed by, and shall be construed in accordance with, English law. The provisions of Articles 86 to 94-8 of the Luxembourg law on commercial companies of 10 August 1915, as amended are excluded.

29.	SUBMISSION TO JURISDICTION

29.1

EACH of the relevant Issuer and Telecom Italia (where the relevant Issuer is TI Finance) irrevocably agrees for the benefit of the Trustee, the Noteholders, the Receiptholders and the Couponholders that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with these presents and that accordingly any suit, action or proceedings arising out of or in connection with these presents (together referred to as Proceedings) may be brought in the courts of England. Each of the relevant Issuer and Telecom Italia (where the relevant Issuer is TI Finance) irrevocably and unconditionally waives and agrees not to raise any objection which it may have now or subsequently to the laying of the venue of any Proceedings in the courts of England and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably and unconditionally agrees that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction. Nothing in this Clause shall limit any right to take Proceedings against the relevant Issuer or Telecom Italia (where the relevant Issuer is TI Finance) in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

29.2

Each of the relevant Issuer and Telecom Italia (where the relevant Issuer is TI Finance) irrevocably and unconditionally appoints Telecom Italia United Kingdom Ltd at its registered office at 100, New Bridge Street, London EC4V 6JA and in the event of its ceasing so to act will appoint such other person as the Trustee may approve and as the relevant Issuer or Telecom Italia (where the relevant Issuer is TI Finance) may nominate in writing to the Trustee for the purpose to accept service of process on its behalf in England in respect of any Proceedings. Each of the relevant Issuer and Telecom Italia (where the relevant Issuer is TI Finance):

(a)

agrees to procure that, so long as any of the Notes issued by it remains liable to prescription, there shall be in force an appointment of such a person approved by the Trustee with an office in London with authority to accept service as aforesaid;

(b)

agrees that failure by any such person to give notice of such service of process to the relevant Issuer or Telecom Italia (where the relevant Issuer is TI Finance) shall not impair the validity of such service or of any judgment based thereon; and

(c)	agrees that nothing in these presents shall affect the right to serve process in any other manner permitted by law.

30.	COUNTERPARTS

THIS Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

This Trust Deed shall become effective upon its execution and delivery by the Trustee in London, England, provided each other party hereto has, at the time of such delivery, executed and delivered this Trust Deed.

IN WITNESS whereof this Trust Deed has been executed as a deed by Telecom Italia, TI Finance and the Trustee and delivered on the date first stated on page 1.

SCHEDULE 1

TERMS AND CONDITIONS OF THE NOTES

AGENT

JPMorgan Chase Bank, N.A.

Trinity Tower

9 Thomas More Street

London E1W 1YT

England

OTHER PAYING AGENT

J.P. Morgan Bank Luxembourg S.A.

6 route de Trèves

L-2633 Senningberg

(Municipality of Neideranven)

Luxembourg

SCHEDULE 2

FORMS OF GLOBAL AND DEFINITIVE NOTES, RECEIPTS, COUPONS AND TALONS

PART 1

FORM OF TEMPORARY GLOBAL NOTE

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[TELECOM ITALIA S.p.A.

(the Issuer)

(incorporated with limited liability under the laws of the Republic of Italy)/

TELECOM ITALIA FINANCE S.A.

(the Issuer)

(incorporated as a public limited liability company (société anonyme) under the laws of the Grand Duchy of Luxembourg, with its registered office at 287-289, route d’Arlon, L-1150 Luxembourg and registered with the Luxembourg trade and companies register under number B.76448 and has presently a subscribed share capital of €542,090,241)]2

[Unconditionally and irrevocably guaranteed by

TELECOM ITALIA S.p.A.

(the Guarantor)

(incorporated with limited liability under the laws of the Republic of Italy)]3

TEMPORARY GLOBAL NOTE

This Note is a Temporary Global Note in respect of a duly authorised issue of Notes of the Issuer (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the Final Terms), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as supplemented, replaced and modified by the Final Terms but, in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 23 January 2004 and made between [(inter alios)]4 the Issuer[, Telecom Italia as guarantor]3 and J.P. Morgan Corporate Trustee Services Limited as trustee for the holders of the Notes.

The Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises (i) to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Agent at Trinity Tower, 9 Thomas More Street, London E1W 1YT or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer [and Telecom Italia]5 in respect of the Notes. On any redemption or payment of an instalment or

[1]	Delete where the original maturity of the Notes is 365 days or less.
[2]	Delete as applicable.
[3]	Delete where the relevant Issuer is Telecom Italia.
[4]	Delete where the relevant Issuer is not Telecom Italia.
[5]	Delete where the relevant Issuer is Telecom Italia.

interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule 1 hereto and the relevant space in Schedule 1 hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment or purchase and cancellation the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment. The nominal amount from time to time of this Global Note and of the Notes represented by this Global Note following any such redemption, payment of an instalment or purchase and cancellation as aforesaid or any exchange as referred to below shall be the nominal amount most recently entered in the relevant column in Part 2, 3 or 4 of Schedule 1 hereto or in Schedule 2 hereto.

Payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will only be made to the bearer hereof to the extent that there is presented to the Agent by Clearstream Banking, société anonyme (Clearstream, Luxembourg) or Euroclear Bank S.A./N.V. as operator of the Euroclear System (Euroclear) a certificate in or substantially in the form set out in Part 7 of Schedule 2 to the Trust Deed to the effect that it has received from or in respect of a person entitled to a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate in or substantially in the form of Certificate “A” as set out in Part 7 of Schedule 2 to the Trust Deed. The bearer of this Global Note will not (unless upon due presentation of this Global Note for exchange, delivery of the appropriate number of Definitive Bearer Notes (together, if applicable, with the Receipts, Coupons and Talons appertaining thereto in or substantially in the forms set out in Part 3, Part 4, Part 5 and Part 6 of Schedule 2 to the Trust Deed) or, as the case may be, issue and delivery (or, as the case may be, endorsement) of the Permanent Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment hereon due on or after the Exchange Date.

On or after the date (the Exchange Date) which is 40 days after the Issue Date, this Global Note may be exchanged (free of charge) in whole or in part for, as specified in the Final Terms, either Definitive Notes and (if applicable) Receipts, Coupons and/or Talons (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Final Terms has been endorsed on or attached to such Definitive Notes) or a Permanent Global Note in or substantially in the form set out in Part 2 of Schedule 2 to the Trust Deed (together with the Final Terms attached thereto) upon notice being given by Euroclear and/or Clearstream, Luxembourg acting on the instructions of any holder of an interest in this Global Note and subject, in the case of Definitive Notes, to such notice period as is specified in the Final Terms. If Definitive Notes and (if applicable) Receipts, Coupons and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this Global Note may only thereafter be exchanged for Definitive Notes and (if applicable) Receipts, Coupons and/or Talons pursuant to the terms hereof. Presentation of this Global Note for exchange shall be made by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London at the office of the Agent specified above. The Issuer shall procure that Definitive Notes or (as the case may be) the Permanent Global Note shall be so issued and delivered in exchange for only that portion of this Global Note in respect of which there shall have been presented to the Agent by Euroclear or Clearstream, Luxembourg a certificate in or substantially in the form set out in Part 7 of Schedule 2 to the Trust Deed to the effect that it has received from or in respect of a person entitled to a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate in or substantially in the form of Certificate “A” as set out in Part 7 of Schedule 2 to the Trust Deed. On an exchange of the whole of this Global Note, this Global Note shall be surrendered to the Agent. On an exchange of part only of this Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule 2 hereto and the relevant space in Schedule 2 hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged. On any exchange of this Global Note for a Permanent Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule 2 to the Permanent Global Note and the relevant space in Schedule 2 thereto recording such exchange shall be signed by or on behalf of the Issuer.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall (subject as provided in the next paragraph) in all respects be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts III, IV, V and VI (as applicable) of Schedule 2 to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, [Telecom Italia,]6 the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer [and Telecom Italia]5, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

This Global Note does not confer on a third party any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

This Global Note is governed by, and shall be construed in accordance with, English law. The provisions of Articles 86 to 94-8 of the Luxembourg law on commercial companies of 10 August 1915, as amended, are excluded.

This Global Note shall not be valid unless authenticated by JPMorgan Chase Bank, N.A., as Agent.

IN WITNESS whereof the Issuer has caused this Global Note to be signed [manually or in facsimile by a person duly authorised on its behalf/in facsimile by two directors.]7

Issued as of

[TELECOM ITALIA S.p.A./
TELECOM ITALIA FINANCE S.A.][7]

[By:
Duly Authorised/

By:		By:
	Director		Director][7]

Authenticated by

JPMorgan Chase Bank, N.A.,

London office,

as Agent.

By:
Authorised Officer

[6]	Delete where the relevant Issuer is Telecom Italia.
[7]	Delete as applicable.

Schedule One

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

PART II

PAYMENT OF INSTALMENT AMOUNTS

Date made	Total amount of Instalment Amounts payable	Amount of Instalment Amounts paid	Remaining nominal amount of this Global Note following such payment*	Confirmation of payment by or on behalf of the Issuer

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART III

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption by or on behalf of the Issuer

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART IV

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

Schedule Two

EXCHANGES FOR DEFINITIVE NOTES OR PERMANENT GLOBAL NOTE

The following exchanges of a part of this Global Note for Definitive Notes or a part of a Permanent Global Note have been made:

Date made	Nominal amount of this Global Note exchanged for Definitive Notes or a part of a Permanent Global Note	Remaining nominal amount of this Global Note following such exchange*	Notation made by or on behalf of the Issuer

*	See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

PART 2

FORM OF PERMANENT GLOBAL NOTE

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]8

[TELECOM ITALIA S.p.A.

(the Issuer)

(incorporated with limited liability under the laws of the Republic of Italy)/

TELECOM ITALIA FINANCE S.A.

(the Issuer)

(incorporated as a public limited liability company (société anonyme) under the laws of the Grand Duchy of Luxembourg, with its registered office at 287-289, route d’Arlon, L-1150 Luxembourg and registered with the Luxembourg trade and companies register under number B.76448 and has presently a subscribed share capital of €542,090,24)]9

[Unconditionally and irrevocably guaranteed by

TELECOM ITALIA S.p.A.

(the Guarantor)

(incorporated with limited liability under the laws of the Republic of Italy)]10

PERMANENT GLOBAL NOTE

This Note is a Permanent Global Note in respect of a duly authorised issue of Notes of the Issuer (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the Final Terms), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as supplemented, replaced and modified by the Final Terms but, in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 23 January 2004 and made between [(inter alios)]11 the Issuer[, Telecom Italia as guarantor]10 and J.P. Morgan Corporate Trustee Services Limited as trustee for the holders of the Notes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises (i) to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Agent at Trinity Tower, 9 Thomas More Street, London E1W 1YT or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer [and Telecom Italia]12 in respect of the Notes. On any redemption, payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule 1 hereto and the relevant space in Schedule 1 hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such

[8]	Delete where the original maturity of the Notes is 365 days or less.
[9]	Delete as applicable.
[10]	Delete where the relevant Issuer is Telecom Italia.
[11]	Delete where the relevant Issuer is not Telecom Italia.

redemption, payment of an instalment or purchase and cancellation the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment. The nominal amount from time to time of this Global Note and of the Notes represented by this Global Note following any such redemption, payment of an instalment or purchase and cancellation as aforesaid or any exchange as referred to below shall be the nominal amount most recently entered in the relevant column in Part 2, 3 or 4 of Schedule 1 hereto or in Schedule 2 hereto.

On any exchange of the Temporary Global Note issued in respect of the Notes for this Global Note or any part hereof, details of such exchange shall be entered by or on behalf of the Issuer in Schedule 2 hereto and the relevant space in Schedule 2 hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged.

This Global Note may be exchanged (free of charge) in whole, but not in part, for Definitive Notes and (if applicable) Receipts, Coupons and/or Talons in or substantially in the forms set out in Part 3, Part 4, Part 5 and Part 6 of Schedule 2 to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Final Terms has been endorsed on or attached to such Definitive Notes) either, as specified in the applicable Final Terms:

(a)

upon not less than 60 days’ written notice being given to the Agent by Euroclear Bank S.A./N.V. as operator of the Euroclear System (Euroclear) and/or Clearstream Banking, société anonyme (Clearstream, Luxembourg), (acting on the instructions of any holder of an interest in this Global Note); or

(b)	only upon the occurrence of an Exchange Event.

An Exchange Event means:

(i)	an Event of Default has occurred and is continuing;

(ii)

the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no alternative clearing system satisfactory to the Trustee is available; or

(iii)	the Issuer has or will become obliged to pay additional amounts as provided for or referred to in Condition 8 which would not be required were the Notes in definitive form.

Upon the occurrence of an Exchange Event:

(A)	the Issuer will promptly give notice to Noteholders in accordance with Condition 14 of the occurrence of such Exchange Event; and

(B)

Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note) or the Trustee may give notice to the Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (iii) above, the Issuer may also give notice to the Agent requesting exchange. Any such exchange shall occur on a date specified in the notice not later than 60 days after the date of receipt of the first relevant notice by the Agent.

The first notice requesting exchange in accordance with the above provisions shall give rise to the issue of Definitive Notes for the total nominal amount of Notes represented by this Global Note.

Any such exchange as aforesaid will be made upon presentation of this Global Note by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London at the office of the Agent specified above.

The aggregate nominal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note. Upon exchange of this Global Note for Definitive Notes, the Agent shall cancel it or procure that it is cancelled.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall (subject as provided in the next paragraph) in all respects be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Part 3, Part 4, Part 5 and Part 6 (as applicable) of Schedule 2 to the Trust Deed.

[12]	Delete where the relevant Issuer is Telecom Italia.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, [Telecom Italia,]13 the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer [and Telecom Italia]14, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

This Global Note does not confer on a third party any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

This Global Note is governed by, and shall be construed in accordance with, English law. The provisions of Articles 86 to 94-8 of the Luxembourg law on Commercial Companies of 10 August 1915 as amended, are excluded.

This Global Note shall not be valid unless authenticated by JPMorgan Chase Bank, N.A., as Agent.

IN WITNESS whereof the Issuer has caused this Global Note to be signed [manually or in facsimile by a person duly authorised on its behalf/in facsimile by two directors.]15

Issued as of

[TELECOM ITALIA S.p.A./

TELECOM ITALIA FINANCE S.A.]16

[By:
Duly Authorised/

By:		By:
	Director		Director][16]

Authenticated by JPMorgan Chase Bank, N.A., as Agent.

By:
Authorised Officer

[13]	Delete where the relevant Issuer is Telecom Italia.
[14]	Delete where the relevant Issuer is Telecom Italia.
[15]	Delete as applicable.
[16]	Delete as applicable.

Schedule One

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

PART II

PAYMENT OF INSTALMENT AMOUNTS

Date made	Total amount of Instalment Amounts payable	Amount of Instalment Amounts paid	Remaining nominal amount of this Global Note following such payment*	Confirmation of payment by or on behalf of the Issuer

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART III

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption by or on behalf of the Issuer

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART IV

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

Schedule Two

EXCHANGES

Date made	Nominal amount of Temporary Global Note exchanged for this Global Note	Nominal amount of this Global Note following such exchange*	Notation made by or on behalf of the Issuer

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART 3

FORM OF DEFINITIVE NOTE

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]17

[Serial No.]

[TELECOM ITALIA S.p.A.

(the Issuer)

(incorporated with limited liability under the laws of the Republic of Italy)/

TELECOM ITALIA FINANCE S.A.

(the Issuer)

(incorporated as a public limited liability company (société anonyme) under the laws of the Grand Duchy of Luxembourg, with its registered office at 287-289, route d’Arlon, L-1150 Luxembourg and registered with the Luxembourg trade and companies register under number B.76448 and has presently a subscribed share capital of €542,090,241)]18

[Unconditionally and irrevocably guaranteed by

TELECOM ITALIA S.p.A.

(the Guarantor)

(incorporated with limited liability under the laws of the Republic of Italy)]19

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

This Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer (Notes). References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as supplemented, replaced and modified by the relevant information (appearing in the Final Terms(the Final Terms) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Final Terms, such information will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Note. This Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 23 January 2004, and made between [(inter alios)]20 the Issuer[, Telecom Italia as guarantor]19 and J.P. Morgan Corporate Trustee Services Limited as trustee for the holders of the Notes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on [each Instalment Date and] the Maturity Date or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Note and to pay interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

[17]	Delete where the original maturity of the Notes is 365 days or less.
[18]	Delete as applicable.
[19]	Delete where the relevant Issuer is Telecom Italia.
[20]	Delete where the relevant Issuer is not Telecom Italia.

This Note shall not be valid unless authenticated by JPMorgan Chase Bank, N.A., as Agent.

IN WITNESS whereof this Note has been executed [in facsimile]21 on behalf of the Issuer.

Issued as of

[TELECOM ITALIA S.p.A./

TELECOM ITALIA FINANCE S.A.]21

[By:
Duly Authorised/

By:		By:
	Director		Director][21]

Authenticated by JPMorgan Chase Bank, N.A. as Agent.

By:
Authorised Officer

[21]	Delete as applicable.

[Conditions]

[Conditions to be as set out in Schedule 1 to this Trust Deed or such other form as may be agreed between the relevant Issuer, Telecom Italia (where the relevant Issuer is TI Finance), the Agent, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange in the case of Notes issued by Telecom Italia]

Final Terms

[Here to be set out the text of the relevant information supplementing, replacing or modifying the Conditions which appears in the Final Terms relating to the Notes]

PART 4

FORM OF RECEIPT

[TELECOM ITALIA S.p.A./

TELECOM ITALIA FINANCE société anonyme]22

(Registered office: 287-289 route d’Arlon, L-1150 Luxembourg)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [            ]

Receipt for the sum of [            ] being the instalment of principal payable in accordance with the Terms and Conditions applicable to the Note to which this Receipt appertains (the Conditions) on [            ].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

This Receipt must be presented for payment together with the Note to which it appertains. The Issuer shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]23

[22]	Delete as applicable.
[23]	Include where the original maturity of the Notes is 365 days or less.

PART 5

FORM OF COUPON

On the front:

[TELECOM ITALIA S.p.A./

TELECOM ITALIA FINANCE société anonyme]24

(Registered office: 287-289 route d’ Arlon,

L-1150, Luxembourg)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [            ]

[Coupon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]]25.

Part A

[For Fixed Rate Notes:

This Coupon is payable to bearer, separately negotiable and subject to the Terms and Conditions of the said Notes.	Coupon for [ ] due on [ ], [ ]]

Part B

[For Floating Rate Notes or Indexed Interest Notes:

Coupon for the amount due in accordance with the Terms and Conditions endorsed on, attached to or incorporated by reference into the said Notes on [the Interest Payment Date falling in [ ] [ ]/[ ]].

This Coupon is payable to bearer, separately negotiable and subject to such Terms and Conditions, under which it may become void before its due date.]

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]26

[24]	Delete as applicable.
[25]	Delete where the Notes are all of the same denomination.
[26]	Delete where the original maturity of the Notes is 365 days or less.

PART 6

FORM OF TALON

On the front:

[TELECOM ITALIA S.p.A./

TELECOM ITALIA FINANCE société anonyme]27

(Registered office: 287-289 route d’ Arlon,

L-1150, Luxembourg)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [            ]

[Talon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]]28.

On and after [            ] further Coupons [and a further Talon]29 appertaining to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Note to which this Talon appertains.

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]30

[27]	Delete as applicable.
[28]	Delete where the Notes are all of the same denomination.
[29]	Not required on last Coupon sheet.
[30]	Include where the original maturity of the Notes is 365 days or less.

On the back of Receipts, Coupons and Talons:

AGENT

JPMorgan Chase Bank, N.A.

Trinity Tower

9 Thomas More Street

London E1W 1YT

England

OTHER PAYING AGENT

J.P. Morgan Bank Luxembourg S.A.

6 route de Trèves

L-2633 Senningberg

(Municipality of Neideranven)

Luxembourg

PART 7

FORM OF CERTIFICATE TO BE PRESENTED BY EUROCLEAR OR CLEARSTREAM,

LUXEMBOURG

[TELECOM ITALIA S.p.A./

TELECOM ITALIA FINANCE société anonyme]31

(Registered office: : 287-289 route d’ Arlon,

L-1150, Luxembourg)

[Title of Notes]

(the Securities)

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the nominal amount set forth below (our “Member Organisations”) substantially to the effect set forth in the temporary Global Note representing the Securities, as of the date hereof, [            ] nominal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Sections 1.165-12(c)(1)(v) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in Clause (iii) above (whether or not also described in Clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended, then this is also to certify with respect to such principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the temporary Global Note representing the Securities.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary Global Note excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings or official enquiries are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings or enquiries.

[31]	Delete as applicable.

Dated: [            ], [200[    ]]32

Yours faithfully,

[Euroclear Bank S.A./N.V.

as operator of the Euroclear System]

or

[Clearstream Banking, société anonyme]

By:

[32]	To be dated no earlier than the date to which this certification relates, namely (a) the payment date or (b) the Exchange Date.

CERTIFICATE “A”

[TELECOM ITALIA S.p.A./

TELECOM ITALIA FINANCE société anonyme]33

(Registered office: 287-289 route d’ Arlon,

L-1150, Luxembourg)

[Title of Notes]

(the Securities)

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States person(s)”), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in Clause (iii) above (whether or not also described in Clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(2) of Regulation S under the Securities Act of 1933, as amended, (the Act) then this is also to certify that, except as set forth below, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act. As used in this paragraph, the term “U.S. person” has the meaning given to it by Regulation S under the Act.

As used herein, United States means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [            ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any right or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings or official enquiries are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings or enquiries.

Dated: [            ], [200[            ]]34

Name of person making certification

By:

[33]	Delete as applicable.
[34]	To be dated no earlier than the fifteenth day prior to the date to which this certification relates, namely (a) the payment date or (b) the Exchange Date.

SCHEDULE 3

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

Part 1

       NOTES ISSUED BY TI FINANCE

1. 1.1	As used in Part 1 of this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(i)	voting certificate shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(A)

that on the date thereof Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

I.	the conclusion of the meeting specified in such certificate or, if later, of any adjourned such meeting; and

II.	the surrender of the certificate to the Paying Agent who issued the same; and

(B)	that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;

(ii)	block voting instruction shall mean an English language document issued by a Paying Agent and dated in which:

(A)

it is certified that Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

I.	the conclusion of the meeting specified in such document or, if later, of any adjourned such meeting; and

II.

the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control or so blocked and the giving of notice by the Paying Agent to the relevant Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

(B)

it is certified that each holder of such Notes has instructed such Paying Agent that the vote(s) attributable to the Note or Notes so deposited or held or blocked should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(C)

the aggregate nominal amount of the Notes so deposited or held or blocked are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(D)

one or more persons named in such document (each hereinafter called a proxy) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in (c) above as set out in such document;

(iii)

24 hours shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

(iv)

48 hours shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

(b)

A holder of a Note (whether in definitive form or represented by a Global Note) may obtain a voting certificate in respect of such Note from a Paying Agent or require a Paying Agent to issue a block voting instruction in respect of such Note by depositing such Note with such Paying Agent or (to the satisfaction of such Paying Agent) by such Note being held to its order or under its control or being blocked in an account with a clearing system, in each case not less than 48 hours before the time fixed for the relevant meeting and on the terms set out in subparagraph 1.(a)(i) or 1.(a)(ii) above (as the case may be), and (in the case of a block voting instruction) instructing such Paying Agent to the effect set out in subparagraph 1.(a)(ii)(B) above. The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent or the clearing system in which such Notes have been blocked shall be deemed for such purposes not to be the holder of those Notes.

2.

The relevant Issuer, Telecom Italia or the Trustee may at any time and the relevant Issuer shall upon a requisition in writing in the English language signed by the holders of not less than five per cent. in nominal amount of the Notes for the time being outstanding convene a meeting of the Noteholders and if the relevant Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Trustee or the requisitionists. Whenever the relevant Issuer or Telecom Italia is about to convene any such meeting the relevant Issuer or, as the case may be, Telecom Italia shall forthwith give notice in writing to the Trustee of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place as the Trustee may appoint or approve.

3.

At least 21 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) specifying the place, day and hour of meeting shall be given to the holders of the relevant Notes prior to any meeting of such holders in the manner provided by Condition 14. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include statements, if applicable, to the effect that Notes may, not less than 48 hours before the time fixed for the meeting, be deposited with Paying Agents or (to their satisfaction) held to their order or under their control or blocked in an account with a clearing system for the purpose of obtaining voting certificates or appointing proxies. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee), to the relevant Issuer (unless the meeting is convened by the relevant Issuer) and (unless the meeting is convened by Telecom Italia).

4.

A person (who may but need not be a Noteholder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting or adjourned meeting but if no such nomination is made or if at any meeting or adjourned meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting or adjourned meeting the Noteholders present shall choose one of their number to be Chairman, failing which the relevant Issuer may appoint a Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

5.

At any such meeting one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one-twentieth of the nominal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a

Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than 50 per cent. in nominal amount of the Notes for the time being outstanding PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall, subject only to Clause 19.2, only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(a)

reduction or cancellation of the amount payable or, where applicable, modification, except where such modification is in the opinion of the Trustee bound to result in an increase, of the method of calculating the amount payable or modification of the date of payment or, where applicable, of the method of calculating the date of payment in respect of any principal or interest in respect of the Notes;

(b)	alteration of the currency in which payments under the Notes, Receipts and Coupons are to be made;

(c)	alteration of the majority required to pass an Extraordinary Resolution;

(d)	the sanctioning of any such scheme or proposal as is described in paragraph 18(i) below; and

(e)	alteration of this proviso or the proviso to paragraph 6 below;

the quorum shall be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than two-thirds of the nominal amount of the Notes for the time being outstanding.

6.

If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 clear days nor more than 42 clear days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 13 clear days (but without any maximum number of clear days), and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings. At any adjourned meeting one or more persons present holding Definitive Notes of the relevant one or more Series or voting certificates or being proxies (whatever the nominal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall have power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to paragraph 5 above shall be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one-third of the nominal amount of the Notes for the time being outstanding.

7.

Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall state the required quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8.

Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy.

9.

At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the relevant Issuer, Telecom Italia, the Trustee or any person present holding a Definitive Note of the relevant Series or a voting certificate or being a proxy (whatever the nominal amount of the Notes so held or represented by him) a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.

Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11.

The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13.

The Trustee and its lawyers and any director, officer or employee of a corporation being a trustee of these presents and any director or officer of the relevant Issuer or, as the case may be, Telecom Italia and its or their lawyers and any other person authorised so to do by the Trustee may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of “outstanding” in Clause 1, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of Noteholders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on Noteholders by Condition 9 unless he either produces the Definitive Note or Definitive Notes of which he is the holder or a voting certificate or is a proxy. No person shall be entitled to vote at any meeting in respect of Notes held by, for the benefit of, or on behalf of, the relevant Issuer, Telecom Italia or any Subsidiary of the relevant Issuer or (where the relevant Issuer is TI Finance) Telecom Italia. Nothing herein shall prevent any of the proxies named in any block voting instruction from being a director, officer or representative of or otherwise connected with the relevant Issuer or Telecom Italia.

14.	Subject as provided in paragraph 13 hereof at any meeting:

(a)	on a show of hands every person who is present in person and produces a Definitive Note or voting certificate or is a proxy shall have one vote; and

(b)

on a poll every person who is so present shall have one vote in respect of each €1 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Notes denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate) in nominal amount of the Definitive Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy.

Without prejudice to the obligations of the proxies named in any block voting instruction any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15.	The proxies named in any block voting instruction need not be Noteholders.

16.

Each block voting instruction together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent shall be deposited by the relevant Paying Agent at such place as the Trustee shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction shall be deposited with the Trustee before the commencement of the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction.

17.

Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the relevant Noteholders’ instructions pursuant to which it was executed provided that no intimation in writing of

Issuer at its registered office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 hours and 48 hours respectively before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

18.

A meeting of the Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) namely:

(a)

Power to sanction any compromise or arrangement proposed to be made between the relevant Issuer, Telecom Italia the Trustee, any Appointee and the Noteholders, Receiptholders and Couponholders or any of them.

(b)

Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the Noteholders, the Receiptholders, the Couponholders, the relevant Issuer or Telecom Italia against any other or others of them or against any of their property whether such rights shall arise under these presents or otherwise.

(c)	Power to assent to any modification of the provisions of these presents which shall be proposed by the relevant Issuer, Telecom Italia the Trustee or any Noteholder.

(d)	Power to give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution.

(e)

Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

(f)	Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents.

(g)

Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.

(h)

Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(i)

Power to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the relevant Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

19.

Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and upon all Receiptholders and Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 13 by the relevant Issuer within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such result.

20.

The expression Extraordinary Resolution when used in these presents means (a) a resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll; or (b) a resolution in writing signed by or on behalf of all the Noteholders, which resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Noteholders.

21.

Minutes of all resolutions and proceedings at every meeting of the Noteholders shall be made and entered in books to be from time to time provided for that purpose by the relevant Issuer and any such minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22.

(a) If and whenever the relevant Issuer shall have issued and have outstanding Notes of more than one Series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

(i)

a resolution which in the opinion of the Trustee affects the Notes of only one Series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Notes of that Series;

(ii)

a resolution which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to a conflict of interest between the holders of Notes of any of the Series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Notes of all the Series so affected;

(iii)

a resolution which in the opinion of the Trustee affects the Notes of more than one Series and gives or may give rise to a conflict of interest between the holders of the Notes of one Series or group of Series so affected and the holders of the Notes of another Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Notes of each Series or group of Series so affected; and

(iv)

to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and Noteholders were references to the Notes of the Series or group of Series in question or to the holders of such Notes, as the case may be.

(b)

If the relevant Issuer shall have issued and have outstanding Notes which are not denominated in euro in the case of any meeting of holders of Notes of more than one currency the nominal amount of such Notes shall (i) for the purposes of paragraph 2 above be the equivalent in euro at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into euro on the seventh dealing day prior to the day on which the requisition in writing is received by the relevant Issuer and (ii) for the purposes of paragraphs 5, 6 and 14 above (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting. In such circumstances, on any poll each person present shall have one vote for each euro 1 (or such other euro amount as the Trustee may in its absolute discretion stipulate) in nominal amount of the Notes (converted as above) which he holds or represents.

23.

Subject to all other provisions of these presents the Trustee may, without the consent of the relevant Issuer, Telecom Italia the Noteholders, the Receiptholders or the Couponholders, prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat as the Trustee may in its sole discretion think fit.

24.	The provisions of Articles 86 to 94-8 of the Luxembourg law on commercial companies of 10 August 1915, as amended, are excluded.

Part 2

NOTES ISSUED BY TELECOM ITALIA

25.	(a) As used in Part 2 of this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(i)	voting certificate shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(A)

that on the date thereof Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system at least two days prior to the date fixed for the relevant meeting and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

I.	the conclusion of the meeting specified in such certificate or, if later, of any adjourned such meeting; and

II.	the surrender of the certificate to the Paying Agent who issued the same; and

(B)	that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;

(ii)	block voting instruction shall mean an English language document issued by a Paying Agent and dated in which:

(A)

it is certified that Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system at least two days prior to the date fixed for the relevant meeting and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

I.	the conclusion of the meeting specified in such document or, if later, of any adjourned such meeting; and

II.

the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control or so blocked and the giving of notice by the Paying Agent to Telecom Italia in accordance with paragraph 12 hereof of the necessary amendment to the block voting instruction;

(B)

it is certified that each holder of such Notes has instructed such Paying Agent that the vote(s) attributable to the Note or Notes so deposited or held or blocked should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(C)

the aggregate nominal amount of the Notes so deposited or held or blocked are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(D)

one or more persons named in such document (each hereinafter called a proxy) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in (c) above as set out in such document;

(iii)

24 hours shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid;

(iv)

48 hours shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid;

(v)	First Call shall mean the first date and time indicated in the notice described in paragraph 3 below for a meeting of Noteholders;

(vi)

Second Call shall mean the second date and time indicated in the notice described in paragraph 3 below for a meeting of Noteholders, which shall be utilised if the required quorum is not present at the relevant first meeting of Noteholders;

(vii)

Third Call shall mean, to the extent that Telecom Italia has shares listed on an Italian or other EU member country regulated market, the third date and time for a meeting of Noteholders which could either be indicated in the notice described in paragraph 3 below or in a notice (to be issued no later than 30 days following the meeting held on Second Call), which shall be utilised if the required quorum is not present at the relevant second meeting of the Noteholders.

A holder of a Note (whether in definitive form or represented by a Global Note) may obtain a voting certificate in respect of such Note from a Paying Agent or require a Paying Agent to issue a block voting instruction in respect of such Note by depositing such Note with such Paying Agent or (to the satisfaction of such Paying Agent) by such Note being held to its order or under its control or being blocked in an account with a clearing system, in each case not less than two days before the time fixed for the relevant meeting and on the terms set out in subparagraph 1(a)(i)(A) or 1(a)(ii)(A) above (as the case may be), and (in the case of a block voting instruction) instructing such Paying Agent to the effect set out in subparagraph 1(a)(ii)(B) above. The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent or the clearing system in which such Notes have been blocked shall be deemed for such purposes not to be the holder of those Notes.

2.

Telecom Italia may at any time and Telecom Italia shall, at the request of the Trustee or upon a requisition in writing signed by the holders of not less than one-twentieth of the aggregate nominal amount of the outstanding Notes, convene a meeting of the Noteholders and if Telecom Italia makes default for a period of 30 days in convening such a meeting the same may be convened by decision of the President of the competent court upon request by the requisitionists.

3.

At least 30 days’ written notice (exclusive of the day on which the notice is given and inclusive of the day on which the meeting is held) specifying the item to be discussed and resolved, the place, day and hour of meeting on First Call and Second Call shall be given to the holders, the Trustee and also to the Paying Agents before any meeting of the holders in the manner provided by Condition 14. To the extent that Telecom Italia has shares listed on an Italian or other EU member country regulated market, if the meeting on Second Call has not validly adopted a resolution due to the lack of quorum, a meeting on Third Call may be convened within the following 30 days. In such case, an eight days’ written notice (exclusive of the day on which the notice is given and inclusive of the day on which the meeting is held) with the same content and the same publicity formalities as the notice for the meeting on First Call or Second Call shall be given to the holders, the Trustee and also to the Paying Agents before any such meeting on Third Call of the holders. Notices of all meetings shall also be published in the Gazzetta Ufficiale (the Official Gazette of the Republic of Italy) and given in any other manner pursuant to the laws and regulations applicable from time to time. The notice shall state generally the nature of the business to be transacted at the meeting but (except for an Extraordinary Resolution) it shall not be necessary to specify in the notice the terms of any resolution to be proposed. Such notice shall include statements, if applicable, to the effect that Notes may, not less than two days before the time fixed for the meeting, be deposited with Paying Agents or (to their satisfaction) held to their order or under their control or blocked in an account with a clearing system for the purpose of obtaining voting certificates or appointing proxies. A copy of the notice shall be sent by fax, followed by registered mail, to Telecom Italia (unless the meeting is convened by Telecom Italia).

4.

Any person (who may but need not be a Noteholder) nominated in writing by Telecom Italia shall be entitled to take the chair at every meeting but if no nomination is made or if at any meeting the person nominated shall not be present within fifteen minutes after the time appointed for holding the meeting the Noteholders present shall choose one of their member to be Chairman.

5.	Meetings of Noteholders may resolve (inter alia):

(b)	to appoint or revoke the appointment of a joint representative (“rappresentante comune”);

(c)	to modify the Conditions save for any clerical amendments by Extraordinary Resolution (see paragraph13);

(d)	to approve motions for “Amministrazione Controllata” and “Concordato”, as set forth in the bankruptcy laws of Italy;

(e)	to establish a fund for the expenses necessary for the protection of common interests of Noteholders and related statements of account;

(f)	to pass a resolution concerning any other matter of common interest to Noteholders.

To the extent that Telecom Italia has shares listed on an Italian or other EU member country regulated market, the constitution of meetings and the validity of resolutions of Noteholders shall be governed pursuant to the Italian Civil Code and Legislative Decree no. 58 of 24 February 1998 (as amended from time to time) which provide that (a) a meeting will be validly held if (i) in the case of First Call there are one or more persons present holding Notes or voting certificates or being proxies and holding or representing in aggregate more than half of the nominal amount of the Notes for the time being outstanding; (ii) in case of Second Call there are one or more persons present holding Notes or voting certificates or being proxies and holding or representing in aggregate more than one third of the nominal amount of the Notes for the time being outstanding; (iii) in case of Third Call there are one or more persons present holding Notes or voting certificates or being proxies and holding or representing in aggregate more than one fifth of the nominal amount of the Notes for the time being outstanding; and (b) resolutions at any meeting convened on First Call or Second Call or Third Call may only be adopted by the favourable vote of one or more persons holding Notes or voting certificates or being proxies representing at least two thirds of the nominal amount of the Notes represented at the meeting.

Whether Telecom Italia has shares listed on an Italian or other EU member regulated country market or not, the voting majority at any meeting convened on First Call or Second Call or Third Call (in the event that Telecom Italia has shares listed on an Italian or other EU member regulated country market), for passing an Extraordinary Resolution for the modification of any of the Conditions of the Notes shall be one or more persons present holding or representing in the aggregate more than half of the nominal amount of the Notes for the time being outstanding.

Other than in the case of an Extraordinary Resolution, should Telecom Italia have no shares listed on an Italian or other EU member country regulated market or held by a significant number of investors (diffuse fra il pubblico in misura rilevante) as per article 2325-bis of the Italian Civil Code, the constitution of meetings and the validity of resolutions of Noteholders shall be governed by the provisions of the Italian Civil Code which provide that (i) on First Call, the quorum of such a meeting shall be, and resolutions may only be adopted by the favourable vote of, one or more persons present holding Notes or voting certificates or being proxies and holding or representing in aggregate more than half of the nominal amount of the Notes for the time being outstanding and (ii) on Second Call (subject as provided below), the quorum of such a meeting shall be, one or more persons present holding Notes or voting certificates or being proxies representing more than one-third of the nominal amount of the Notes for the time being outstanding, and resolutions may only be adopted by the favourable vote of one or more persons holding Notes or voting certificates or being proxies representing at least two thirds of the nominal amount of the Notes represented at the meeting.

6

If within fifteen minutes after the time appointed for any meeting on First Call or Second Call or Third Call (in the event that Telecom Italia has shares listed on an Italian or other EU member regulated country market), a quorum is not present the meeting shall, if convened upon the requisition of Noteholders, be dissolved.

7.

The Chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

8.

Any director, statutory auditor or officer of Telecom Italia and its lawyers and financial advisers and any other person entitled to attend by reason of applicable law may attend and speak at any meeting. Save as provided above but without prejudice to the proviso to the definition of “outstanding” in clause 1 no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders or join with others in requesting the convening of a meeting unless he either produces the Note of which he is the holder or a voting certificate or is a proxy.

9.

Subject as provided in paragraph 8 at any meeting every person who is so present shall have one vote in respect of each €1 in nominal amount of the Notes so produced or represented by the voting certificates so produced or in respect of which he is a proxy or in respect of which he is the Noteholder.

Without prejudice to the obligations of the proxies named in any block voting instruction any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

10.	The proxies named in any block voting instruction need not be Noteholders.

11.

Each block voting instruction together (if so requested by Telecom Italia) with reasonable proof satisfactory to Telecom Italia of its due execution on behalf of the relevant Paying Agent shall be deposited at such place as the Trustee shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before the meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction shall (if so requested by the Trustee) be deposited with the Agent before the commencement of the meeting or adjourned meeting but the Agent shall not be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any block voting instruction.

12.

Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the Noteholders’ instructions pursuant to which it was executed, provided that no intimation in writing of the revocation or amendment shall have been received from the relevant Paying Agent by Telecom Italia at its registered office (or such other place as may have been approved by the Trustee for the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

13.

A meeting of Noteholders shall in addition to the powers provided above have the following powers exercisable by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraph 5) only namely:

(g)	power to sanction any compromise or arrangement proposed by Telecom Italia to be made between Telecom Italia and the Noteholders, the Receiptholders and the Couponholders or any of them;

(h)

power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders, the Receiptholders and the Couponholders against Telecom Italia or against any of its property whether the rights shall arise under these presents or otherwise which is proposed by Telecom Italia;

(i)	power to assent to any modification of the provisions contained in these presents which shall be proposed by Telecom Italia;

(j)	power to give any authority or sanction which under these presents is required to be given by Extraordinary Resolution; and

(k)

power to sanction any scheme or proposal of Telecom Italia for the exchange or sale of Notes for or the conversion of Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of Telecom Italia or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of the shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as provided above and partly for or into or in consideration of cash.

14.

Any resolution passed at a meeting of Noteholders duly convened and held hereunder shall be binding upon all Noteholders whether present or not present at the meeting and whether or not voting and upon all Receiptholders and Couponholders and each of them shall be bound to give effect to the resolution accordingly and the passing of any resolution shall be conclusive evidence that the circumstances justify the passing of the resolution. Notice of any resolution duly passed by Noteholders shall be published in accordance with Condition 14 by Telecom Italia within 14 days of the passing of the resolution, provided that the non-publication of the notice shall not invalidate the resolution.

15.

The expression Extraordinary Resolution when used in Part 2 of this Schedule and in the Conditions means a resolution passed at a meeting of Noteholders duly convened on First Call or Second Call or Third Call (to the extent that Telecom Italia has shares listed on an Italian or other EU member country regulated market) and held in accordance with the provisions contained in this Part 2 by the favourable vote of one or more persons present holding Notes or voting certificates or being proxies and holding or representing in aggregate more than half of the nominal amount of the Notes for the time being outstanding.

16.

Minutes of all resolutions and proceedings at every meeting, certified by a public notary, shall be made and duly entered in books to be from time to time provided for that purpose by Telecom Italia and any Minutes purporting to be signed by the Chairman of the meeting at which the resolutions were passed or proceedings had shall be conclusive evidence of the matters contained in the Minutes and until the contrary is proved every meeting in respect of the proceedings of which Minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had to have been duly passed or had.

17.

(a) If and whenever Telecom Italia shall have issued and have outstanding Notes of more than one Series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

(i)

a resolution which in the opinion of the Trustee affects the Notes of only one Series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Notes of that Series;

(ii)

a resolution which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to a conflict of interest between the holders of Notes of any of the Series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Notes of all the Series so affected;

(iii)

a resolution which in the opinion of the Trustee affects the Notes of more than one Series and gives or may give rise to a conflict of interest between the holders of the Notes of one Series or group of Series so affected and the holders of the Notes of another Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Notes of each Series or group of Series so affected; and

(iv)

to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and Noteholders were references to the Notes of the Series or group of Series in question or to the holders of such Notes, as the case may be.

(b)

If Telecom Italia shall have issued and have outstanding Notes which are not denominated in euro in the case of any meeting of holders of Notes of more than one currency the nominal amount of such Notes shall (i) for the purposes of paragraph 2 above be the equivalent in euro at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into euro on the seventh dealing day prior to the day on which the requisition in writing is received by Telecom Italia and (ii) for the purposes of paragraphs 5, 6 and 14 above (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting. In such circumstances, on any poll each person present shall have one vote for each euro 1 (or such other euro amount as the Trustee may in its absolute discretion stipulate) in nominal amount of the Notes (converted as above) which he holds or represents.

SIGNATORIES

EXECUTED as a DEED by	)
TELECOM ITALIA S.p.A.	)
By:	)
)

EXECUTED as a DEED by	)
TELECOM ITALIA FINANCE S.A.	)

THE COMMON SEAL of	)
J.P. MORGAN CORPORATE	)
TRUSTEE SERVICES LIMITED was	)
affixed to this deed in the presence of:	)

Authorised signatory

Authorised signatory

Allen & Overy LLP

TRUST DEED

TELECOM ITALIA S.p.A.

as an Issuer and as Guarantor

and

TELECOM ITALIA FINANCE S.A.

as an Issuer

and

J.P. MORGAN CORPORATE TRUSTEE SERVICES LIMITED

as Trustee

relating to a

€10,000,000,000

Euro Medium Term Note Programme

FOR THE ISSUERS AND THE GUARANTOR:

as to English Law:

Linklaters

One Silk Street

London EC2Y 8HQ

as to Italian Law:

Gianni, Origoni, Grippo & Partners

Via delle Quattro Fontane 20

00184 Rome

Italy

FOR THE TRUSTEE:

ALLEN & OVERY LLP

One New Change

London EC4M 9QQ

23 JANUARY 2004

SIGNATORIES

EXECUTED as a DEED by	)
TELECOM ITALIA S.p.A.	)
By:	)	ANDREA BALZARWI ATTORNEY-IN-FACT
)

EXECUTED as a DEED by	)
TELECOM ITALIA FINANCE S.A.	)
By:	)	ADRIANO TRAPLETTI
)

THE COMMON SEAL of	)
J.P. MORGAN CORPORATE	)
TRUSTEE SERVICES LIMITED was	)
affixed to this deed in the presence of:	)

Authorised signatory KEVIN TURNER

Authorised signatory ANDREW BROWN

ICM:2206854.8

3

Allen & Overy LLP

SECOND SUPPLEMENTAL TRUST DEED

TELECOM ITALIA S.p.A.

as an Issuer and as Guarantor

and

TELECOM ITALIA FINANCE S.A.

as an Issuer

and

J.P. MORGAN CORPORATE TRUSTEE SERVICES LIMITED

modifying and restating the Trust Deed

dated 23 January 2004 (as previously modified)

relating to a €10,000,000,000

Euro Medium Term Note Programme

FOR THE ISSUERS AND THE GUARANTOR:

as to English law: Linklaters One Silk Street London EC2Y 8HQ	as to Luxembourg law: Linklaters Loesch 35, avenue John F. Kennedy L-1855 Luxembourg

as to Italian law: Gianni, Origoni, Grippo & Partners Via delle Quattro Fontane 20 00184 Rome Italy	as to Italian tax law: Maisto e Associati Piazza Filippo Meda, 5 20121 Milan Italy

FOR THE TRUSTEE: ALLEN & OVERY LLP One New Change London EC4M 9QQ

2 DECEMBER 2005